UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Amendment No. 1)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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NATIONAL CITY CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1900 East Ninth Street
Cleveland, Ohio 44114
[•], 2008

Dear Stockholder:

On April 21, 2008, we announced that we had entered into agreements to raise approximately $7 billion through sales of equity securities to an investment vehicle managed by an affiliate of Corsair Capital LLC and to other institutional investors.

In the offering, we sold approximately 126.2 million shares of our common stock and 63,690 shares of contingently convertible, perpetual non-cumulative preferred stock with a liquidation preference of $100,000 per share, and we also issued warrants to certain investors to purchase shares of our common stock. Upon approval by our stockholders of the proposals discussed in the attached proxy statement as well as satisfaction of regulatory conditions to the extent applicable, the preferred stock will automatically convert into approximately 1.274 billion shares of our common stock and the warrants will become exercisable for approximately 61.75 million shares of our common stock. The shares of common stock were sold at a price of $5.00 per share, the preferred stock is convertible into shares of common stock at $5.00 per share (subject to adjustment) and the warrants are exercisable at $7.10 per share of common stock (subject to adjustment).

A Special Meeting of Stockholders of National City Corporation will be held at National City’s offices, 1900 East Ninth Street, Cleveland, Ohio 44114, on [•], [•], 2008, at [•], Eastern Daylight Time, at which holders of shares of our common stock will be asked to consider and vote on proposals to approve (i) the increase of the number of authorized shares of our common stock to permit the conversion and exercise of the preferred stock and warrants and make available shares for other purposes and (ii) the conversion of the preferred stock into common stock and the exercise of the warrants to purchase common stock in each case issued to investors in the equity investment transactions referred to in the attached proxy statement, as well as other potential equity issuances contemplated by agreements relating to such equity investment transactions. OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THESE PROPOSALS AND RECOMMENDS THAT OUR STOCKHOLDERS VOTE FOR THESE PROPOSALS.

Please read the attached proxy statement carefully for information about the matters you are being asked to consider and vote upon. Your vote is important. A quorum of a majority of the issued and outstanding common stock is required for the transaction of business by stockholders at the Special Meeting. In order to amend our Restated Certificate of Incorporation for the purposes described in the attached proxy statement, we will need the affirmative vote of a majority of our outstanding common stock. Failure to vote or to instruct your broker or an abstention will have the same effect as a vote against the proposed amendment. The approval of the convertibility of the preferred stock into, and the exercisability of the warrants for, our common stock, as further described in the attached proxy statement, will require the affirmative vote of the holders of a majority of the stock having voting power present at the meeting in person or by proxy. Failure to vote or a broker non-vote will not affect whether this proposal is approved, but an abstention will have the same effect as a vote against this proposal.

All stockholders who are entitled to vote, even if planning to attend the Special Meeting, are requested to submit a proxy by using the Internet, the telephone or by signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope. Please vote your shares through any of these methods. You may revoke your proxy at any time before it is voted. If you attend the meeting and vote in person, your vote will supersede any proxy you may have previously authorized.

Sincerely,

/s/ PETER E. RASKIND

Peter E. Raskind
Chairman, President and Chief Executive Officer

NATIONAL CITY CORPORATION
1900 East Ninth Street
Cleveland, Ohio 44114

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held [•], 2008

To the Stockholders of
NATIONAL CITY CORPORATION

A Special Meeting of Stockholders of National City Corporation will be held at National City’s offices, 1900 East Ninth Street, Cleveland, Ohio 44114, on [•], [•], 2008, at [•], Eastern Daylight Time, for the purpose of considering and voting upon the following matters:

1.	Approve an amendment to National City’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 1,400,000,000 to 5,000,000,000 (and, correspondingly, increase the total number of authorized shares of all classes of stock from 1,405,000,000 to 5,005,000,000); and

2.	Approve the conversion of our Contingent Convertible Perpetual Non-Cumulative Preferred Stock, Series G into common stock and the exercise of warrants to purchase common stock, in each case issued to investors in our recent equity investment transactions referred to in the attached proxy statement, as well as other potential equity issuances contemplated by agreements relating to such equity investment transactions.

These items of business are more fully described in the proxy statement accompanying this Notice. Submission of these proposals to our stockholders is required under the terms of the investment agreements, each dated as of April 20 or April 21, 2008, as amended, between National City and the investors in our recent equity investment transactions.

The Board of Directors recommends stockholders vote “FOR” Proposals 1 and 2.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting — this Proxy Statement is available at National City’s website at www.nationalcity.com.

Stockholders of record of our common stock at the close of business on [•], 2008 are entitled to receive notice of and to vote at the meeting. A list of the stockholders will be available at the meeting and for the 10 days preceding the meeting at National City’s offices, 1900 East Ninth Street, Cleveland, Ohio 44114.

All stockholders who are entitled to vote, even if they are planning to attend the Special Meeting, are requested to submit their proxies by using the Internet, the telephone or by signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope. Please vote your shares through any of these methods. You may revoke your proxy at any time before it is voted. If you attend the meeting and vote in person, your vote will supersede any proxy you may have previously authorized. If you have questions regarding attending the Special Meeting in person, contact our investor relations department at 1-800-622-4204. If you wish to communicate directly with National City by mail, the mailing address of National City’s executive offices is: National City Corporation, 1900 East Ninth Street, Cleveland, Ohio 44114, Attn.: Secretary.

By order of the Board of Directors,

/s/ DAVID L. ZOELLER

David L. Zoeller
Secretary

Page

Proxy Statement	1

References to Additional Information	5

Special Note Regarding Forward-Looking Statements	6

Background to the Proposals	7

Proposal 1 Approval of Amendment to the Certificate of Incorporation To Increase the Authorized Number of Shares of All Classes of Stock and Common Stock	10

Proposal 2 Approval of the Conversion of the Preferred Stock into Common Stock, the Issuance of Common Stock upon Exercise of Warrants and Other Potential Equity Issuances Contemplated by Agreements Relating to the Equity Investment Transactions	12

The Special Meeting	13

Consequences if the Stockholder Approvals Are Obtained	16

Consequences if the Stockholder Approvals Are Not Obtained	17

Description of the Investment Agreement	18

Description of the Purchase Agreements	22

Description of the Convertible Preferred Stock	24

Description of the Warrants	28

Interest of Certain Persons in the Share Conversion and Other Matters	30

Where You Can Find More Information	32

Stockholder Proposals for the 2009 Annual Meeting	32

Incorporation by Reference	33

Annex A – Proposed Amendment to Article Fourth of National City Corporation’s Restated Certificate of Incorporation	A-1

Annex B – Certificate of Designations of National City Corporation relating to the Contingent Convertible Perpetual Non-Cumulative Preferred Stock, Series G	B-1

Annex C – Form of Amended and Restated Warrant	C-1

i

NATIONAL CITY CORPORATION
1900 East Ninth Street
Cleveland, Ohio 44114

PROXY STATEMENT

For the Special Meeting of Stockholders
To Be Held On [•], [•], 2008

Our Board of Directors is soliciting proxies to be voted at the Special Meeting of Stockholders on [•], 2008, at [•], and at any adjournments or postponements thereof, for the purposes set forth in the attached Notice of Special Meeting of Stockholders. The Notice, this proxy statement and the form of proxy enclosed are first being sent to stockholders on or about [•], 2008. As used in this proxy statement, the terms “National City,” “Company,” “we,” “us” and “our” refer to National City Corporation.

Questions and Answers about these Proxy Materials and the Special Meeting:

Question: Why am I receiving these materials?

Answer: Our Board of Directors is providing these proxy materials to you in connection with a Special Meeting of Stockholders of National City, to be held on [•], 2008. As a stockholder of record of our common stock, you are invited to attend the Special Meeting, and are entitled to and requested to vote on the proposals described in this proxy statement.

Question: Who is entitled to vote?

Answer: Only stockholders of record of our common stock at the close of business on [•], 2008 will be entitled to vote at the Special Meeting.

Question: How many shares are eligible to be voted?

Answer: As of the record date of [•], 2008, we had [•] shares of common stock outstanding. Each outstanding share of our common stock will entitle its holder to one vote on each matter to be voted on at the Special Meeting.

Question: What am I voting on?

Answer: You are voting on the following matters:

•	An amendment to the Company’s Restated Certificate of Incorporation, referred to in this proxy statement as the Certificate of Incorporation, to increase the number of authorized shares of common stock from 1,400,000,000 to 5,000,000,000 (and, correspondingly, to increase the total number of authorized shares of all classes of stock from 1,405,000,000 to 5,005,000,000); and

•	The conversion of our Contingent Convertible Perpetual Non-Cumulative Preferred Stock, Series G, referred to in this proxy statement as the Preferred Stock, into common stock and the exercise of warrants to purchase shares of common stock, in each case issued to investors in our recent equity investment transactions, and other potential equity issuances contemplated by agreements relating to such equity investment transactions.

In this proxy statement, we refer to approval of these matters collectively as the Stockholder Approvals.

Question: What securities did the Company issue in the equity investment transactions?

Answer: We entered into an Investment Agreement, dated as of April 20, 2008, with an investment vehicle, referred to in this proxy statement as Corsair, managed by an affiliate of Corsair Capital LLC, and separate Investment Agreements, referred to in this proxy statement as Purchase Agreements, each dated as of April 20, 2008 or April 21, 2008, with other institutional investors, pursuant to which the Company has raised in the aggregate approximately $7 billion through direct sales to such investors of equity securities of the Company. The investors include several of the Company’s largest institutional stockholders. The other institutional investors who are participating in the equity investment transactions are referred to in this proxy statement as the Institutional Investors and collectively with Corsair, as the Investors.

Pursuant to the Investment Agreement, Corsair acquired 7,850 shares of Preferred Stock, and a warrant to acquire 39,250,000 additional shares of common stock. Pursuant to the Purchase Agreements, the Institutional Investors acquired a total of 126,200,000 shares of common stock and 55,840 shares of Preferred Stock, and two Institutional Investors were issued warrants to acquire, in the aggregate, 22,500,000 shares of common stock. In this proxy statement, we refer to the warrants issued to the Investors, as they may be amended from time to time, as Warrants, and we refer to the transactions contemplated by the Investment Agreement and the Purchase Agreements as the Equity Investment Transactions.

The shares of Preferred Stock acquired by the Investors are mandatorily convertible into common stock on the fifth business day following: (i) the affirmative vote of our common stockholders (A) approving the amendment of the Certificate of Incorporation to increase the number of authorized shares of common stock to at least such number as shall be sufficient to permit full conversion of the Preferred Stock into common stock and (B) approving the conversion of the Preferred Stock into common stock for purposes of Section 312.03 of the New York Stock Exchange, or NYSE, Listed Company Manual (described below and under Proposal 2) and (ii) if applicable to a particular Investor, the receipt of approvals and authorizations of, filings and registrations with, notifications to, or expiration or termination of any applicable waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder, which we refer to in this proxy statement as the Regulatory Approval. The Regulatory Approval condition with respect to Corsair was satisfied on May 12, 2008, when Corsair received early termination of the waiting period under the Hart-Scott-Rodino Act with respect to the transactions contemplated by the Investment Agreement.

The exercise of the Warrants is also subject to the receipt by the Company of approval of its stockholders of (A) the amendment of the Certificate of Incorporation to increase the number of authorized shares of common stock to at least such number as shall be sufficient to permit the exercise of the Warrants for common stock and (B) the exercise of the Warrants for purposes of Section 312.03 of the NYSE Listed Company Manual (described below and under Proposal 2) and, to the extent applicable, the Regulatory Approval. In the absence of such approvals, the Warrants are exchangeable for shares of Preferred Stock as further described under “Description of the Warrants — Exchange for Preferred Stock.”

The Company anticipates that it will use the proceeds from the Equity Investment Transactions to continue to address the asset quality challenges posed by the disruptions in the credit and housing markets, to continue investing in the Company’s core businesses, to maintain its capital ratios at well above previous target levels and for general purposes. The Company has paid its placement agent for the Equity Investment Transactions a placement fee of $175 million.

Question: Why is the Company seeking stockholder approval for the authorization of additional common stock?

Answer: The Company currently does not have a sufficient number of authorized shares of common stock to effect the conversion of all of the Preferred Stock into common stock and to issue common stock upon exercise of the Warrants by the Investors. Therefore, the Company is seeking to increase the amount of common stock authorized by the Certificate of Incorporation in order to be able to deliver shares of common stock upon the conversion of the Preferred Stock and the exercise of the Warrants, as well as to have enough authorized common stock available for issuance to meet general needs from time to time, including capital raising transactions, employee benefit plans, acquisitions and other uses and to satisfy any further obligations it may have under agreements relating to the Equity Investment Transactions. Under Delaware law, the amendment of the Certificate of Incorporation requires approval by the affirmative vote of a majority of the outstanding shares of common stock.

Question: Why is the Company seeking stockholder approval for the conversion of the Preferred Stock, exercise of the Warrants to purchase shares of common stock and other potential equity issuances contemplated by agreements relating to the Equity Investment Transactions?

Answer: Because our common stock is listed on the NYSE, we are subject to NYSE rules and regulations. Section 312.03 of the NYSE Listed Company Manual requires stockholder approval prior to the issuance of common stock, or securities convertible into or exercisable for common stock, in any transaction or series of transactions if (i) the common stock to be issued has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock, or (ii) if the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock.

The proposed conversion of the Preferred Stock and exercise of the Warrants to purchase shares of common stock fall under this rule because the common stock issued at the closing of the various Equity Investment Transactions, together with the common stock issuable upon conversion of the Preferred Stock and exercise of the Warrants, will exceed 20% of both the voting power and number of shares of our common stock outstanding before the issuance, and none of the exceptions to this NYSE rule is applicable to these transactions.

In addition, in certain limited circumstances, the Company may be obligated to issue additional securities to Corsair and two Institutional Investors in the future under the terms of the Investment Agreement and related Purchase Agreements. See “Description of the Investment Agreement — Price Reset” for a description of these circumstances. These potential issuances could independently implicate the NYSE rules referred to above, and, for the avoidance of doubt, we are seeking the approval of our stockholders of these issuances as part of this proposal.

Question: How will the conversion of the Preferred Stock occur?

Answer: Upon receipt of the Stockholder Approvals, and subject to Regulatory Approval if applicable, each share of Preferred Stock will be automatically converted into shares of common stock on the fifth business day following the date on which such approvals are obtained. Each outstanding share of Preferred Stock will automatically be converted into such number of shares of common stock determined by dividing (i) $100,000 (the purchase price per share of the Preferred Stock) by (ii) the conversion price of the Preferred Stock then in effect, subject to certain adjustments. The initial conversion price of the Preferred Stock is $5.00 per share, which results in an initial conversion rate of 20,000 shares of common stock for each share of Preferred Stock.

Question: How does our Board of Directors recommend that I vote?

Answer: Our Board of Directors unanimously recommends that you vote “FOR” the approval of the amendment to the Certificate of Incorporation to increase the number of authorized shares of all classes of stock and of common stock, and “FOR” the approval of the conversion of the Preferred Stock into common stock, the exercisability of the Warrants for common stock and other potential equity issuances contemplated by agreements relating to the Equity Investment Transactions. Generally (with limited exceptions), each Investor has agreed that at any meeting of the stockholders of the Company held to vote on the Stockholder Approvals, including the Special Meeting to which this proxy statement relates, such Investor shall vote, or cause to be voted, all of the shares of common stock beneficially owned by such Investor and its affiliates in favor of both Proposal 1 and Proposal 2. Failure to return your proxy, a broker non-vote or an abstention will have the same effect as a vote against approval of Proposal 1. Failure to vote or a broker non-vote will not affect whether Proposal 2 is approved, but an abstention will have the same effect as a vote against Proposal 2.

Question: What happens if the Stockholder Approvals are received?

Answer: If the Stockholder Approvals are received at the Special Meeting, we will issue to Corsair (together with a third party transferee of Corsair) a total of 157,000,000 shares of common stock and to the Institutional Investors a total of 1,116,800,000 shares of common stock upon conversion of the Preferred Stock which will represent, in the aggregate, including the common stock issued to the Institutional Investors and common stock issuable upon the exercise of the Warrants, approximately 69.74% of the total number of shares of common stock outstanding immediately after giving effect to such conversion, issuance and exercise. Upon completion of the conversion, all rights with respect to the Preferred Stock will terminate, all shares of Preferred Stock will be cancelled and no further dividends will accrue thereon. Additionally, if the approvals described above are received at the Special Meeting, the Investors to whom Warrants were issued will be entitled, for a period of five years after issuance, to exercise those Warrants to acquire up to 61,750,000 shares of common stock in the aggregate (assuming, in the case of any Investor, the receipt of any required Regulatory Approval), at an initial exercise price of $7.10 per share.

Question: What happens if one or both of the Stockholder Approvals are not received?

Answer: Unless both of the Stockholder Approvals are received at the Special Meeting or unless our stockholders approve similar proposals at a subsequent meeting, the Preferred Stock will remain outstanding in accordance with its terms. The Company has agreed, pursuant to the Investment Agreement and certain of the Purchase Agreements, to seek to obtain the Stockholder Approvals no less than once in each six-month period beginning on July 31, 2008 until the Stockholder Approvals are obtained. If the Preferred Stock remains outstanding after September 30, 2008, it will begin to accrue non-cumulative dividends commencing with the dividend period relating to the dividend payment date on December 31, 2008 at an annual rate of 14% of the liquidation preference of the Preferred Stock; this rate will further increase to 15.5% of the liquidation preference commencing with the dividend period relating to the dividend payment date on March 31, 2009 and to 17% of the liquidation preference commencing with the dividend period relating to the dividend payment date on September 30, 2009 (we refer to such dividends as the Special Dividends). However, in any event, dividends on the Preferred Stock will always be paid at the higher of the Special Dividend rate and the dividend rate payable on an as-converted basis on our common stock during the applicable dividend period. In addition, the conversion price of the Preferred Stock and the exercise price of the Warrants will be reduced by $0.50 per share of common stock on the last day of each six-month period following the date of issuance, if the Stockholder Approvals have not been received by such date, up to a maximum reduction of $2.00. Further, in the absence of such approvals, the Warrants are exchangeable for shares of Preferred Stock.

The Preferred Stock is not redeemable by the holders, but may be redeemed by the Company beginning on April 29, 2013 at a redemption price per share equal to the greater of (i) 125% of the liquidation preference and (ii) the average of the closing prices of the common stock for the ten trading days ending on the sixth trading day prior to the date of redemption multiplied by the number of shares of common stock into which one share of Preferred Stock would be convertible on such date if such shares of Preferred Stock were convertible and converted on that date, together with (x) an amount equal to any dividends on the Preferred Stock that have been declared but not paid prior to the redemption date and (y) an amount equal to any dividends on the Preferred Stock for periods after issuance for which dividends were not declared and paid prior to the redemption date.

In the event that our stockholders approve Proposal 2 but do not approve Proposal 1, we are required by the Investment Agreement and the Purchase Agreements to negotiate in good faith with the Investors promptly to provide them with the option of exchanging their Preferred Stock for (and to exchange their Warrants for securities exercisable for) depositary receipts for a junior participating preferred stock with rights as to voting, liquidation and dividends identical to those of common stock, all on such terms and conditions as we and the Investors may mutually agree.

Question: If my shares are held in “street name” by my broker, will my broker vote my shares for me?

Answer: Yes, but only if you provide instructions to your broker on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without those instructions, your shares will not be voted. This will have the same effect as a vote against Proposal 1 with respect to the requirement that such proposal be adopted by a majority of the outstanding shares of our common stock, but will not affect whether Proposal 2 is approved.

REFERENCES TO ADDITIONAL INFORMATION

This proxy statement incorporates important business and financial information about National City from documents that are not included in or delivered with this proxy statement. This information is available to you without charge upon your written or oral request. You can obtain documents related to National City that are incorporated by reference in this proxy statement, other than certain exhibits to the documents, without charge, by requesting them in writing or by telephone from National City.

National City Corporation
1900 East Ninth Street
Cleveland, Ohio 44114
Attn.: Investor Relations
(800) 622-4204

In addition, if you have questions about the Special Meeting, need additional copies of this document or need to obtain proxy cards or other information related to the proxy solicitation, you may contact the appropriate contact listed below. You will not be charged for any of these documents that you request.

Georgeson Inc.
199 Water Street, 26th Floor
New York, NY 10038
Banks and Brokers Call: (212) 440-9800
All others call Toll-Free: (800) 903-4377

In order to receive timely delivery of requested documents in advance of the Special Meeting, you should make your request no later than [•], 2008.

See “Where You Can Find More Information” below.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include, without limitation, management’s ability to effectively execute its business plans; changes in general economic and financial market conditions, including the stock market and residential and commercial real estate markets; changes in interest rates; Visa indemnification obligations; changes in the competitive environment; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; losses, customer bankruptcy, claims and assessments; changes in banking regulations or other regulatory or legislative requirements affecting the Company’s business; and changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies. Management may elect to update forward-looking statements at some future point; however, it specifically disclaims any obligation to do so.

BACKGROUND TO THE PROPOSALS

In February 2008, our board of directors and management began to consider alternative strategies designed to provide the Company with financial flexibility to address the asset quality and liquidity challenges posed by the disruptions in the credit and housing markets, to continue investing in our core businesses and to bring our capital ratios to well above previous target levels. These alternatives included relying on internal generation of capital and engaging in asset dispositions over time, engaging in a strategic transaction, or seeking an outside investment of substantial additional capital. The Company also concluded that in light of a variety of factors, including capital markets volatility, rating agency actions and general economic uncertainties, it was important that any alternative pursued by the Company be executed promptly and with a high degree of certainty of completion.

Accordingly, the Company and its financial advisor began exploring possible strategic and capital raise transaction options. As part of this process, the Company’s financial advisor made initial approaches to private equity investors (including Corsair Capital LLC) regarding a potential equity investment in the Company and also made initial approaches to U.S. and international banks regarding a potential sale of the Company. These investors and banks were selected by the Company after discussions with its financial advisor, based on their financial ability and likely level of interest in completing a transaction with the Company in the time frame required by the Company. Confidentiality agreements were executed by eight of the private equity firms and four of the strategic buyers, and the parties commenced preliminary due diligence. The board of directors had frequent meetings and began having twice-weekly conference calls with management and the Company’s financial and legal advisors to be updated on the process and discuss developments. After conducting preliminary due diligence and receiving presentations from management, three private equity investors and two potential strategic buyers submitted preliminary indications of interest on or before March 24, 2008. In addition, three other potential strategic buyers contacted the Company’s financial advisor to express interest in a possible transaction. The Company’s management and the board of directors immediately considered the proposals and determined that there was insufficient information available to determine whether a sale transaction or a capital raise transaction would best serve the Company’s stockholders and other constituencies and, therefore, both paths remained under consideration at that time. The board of directors determined that management and its advisors should engage in a dialogue with each possible counterparty about its indication of interest and permit it to proceed with more in-depth due diligence, and engage in discussions with the three unsolicited strategic buyers to better determine their capacity for and interest in a transaction.

During the week of March 24, 2008, the three unsolicited strategic buyers executed confidentiality agreements with the Company and commenced due diligence. Management continued to have discussions with each of the private equity firms and potential strategic buyers.

On April 7, 2008, two private equity investors (including Corsair Capital) and three potential strategic buyers submitted proposals to the Company. Another potential strategic buyer that had previously submitted a preliminary indication of interest indicated that it would not be in a position to submit a final proposal in the near term. Later during the week of April 7, another potential strategic buyer submitted a proposal.

At a board meeting and during several conference calls during the week of April 7, 2008, the board of directors, together with members of management and its legal and financial advisors, reviewed the proposals received from the private equity investors and the strategic buyers. The Company’s financial advisor valued the proposals by three of the four strategic buyers significantly less than the proposals received from the private equity investors to purchase a minority interest in the Company, in part due to significant contingencies in the former proposals. The board of directors ultimately concluded that only one proposal from the strategic buyers presented the possibility of both obtaining appropriate value for the Company’s stockholders and offering relatively limited completion risk, and the board of directors instructed management to proceed with confirmatory due diligence and commence the negotiation of price terms and definitive documentation with this potential strategic buyer. In addition, the board of directors reviewed the terms and conditions of the two private equity proposals (including the Corsair Capital proposal), and determined that, of the two proposals, the Corsair Capital proposal offered the best possibility of completion on the best possible terms. The board of directors also determined that management should proceed with confirmatory due diligence and negotiate transaction terms and definitive documentation with Corsair Capital.

Due to regulatory and other considerations, none of the indications of interest from the private equity firms contemplated a commitment of the full amount of capital that the Company sought to raise. In light of that fact, the Company, based on consultation with its financial advisor, determined that if a private equity investment were ultimately pursued, it would need to also explore additional investments from other major institutional investors that it and its financial advisor believed would have both the interest and the capacity to commit substantial capital to the Company in the time frame contemplated by the Company. Accordingly, a number of institutional investors were contacted by the Company’s financial advisor, executed confidentiality agreements with the Company and received limited due diligence materials.

During the week of April 14, 2008, the remaining strategic buyer withdrew its offer and elected not to continue in the process. The Company continued its negotiations with Corsair Capital. Early the same week, another private equity investor submitted a proposal for a substantial equity investment in the Company with pricing terms that were comparable to those being offered by Corsair Capital at that time, but potentially fewer financial contingencies. However, the new proposal contained terms that management believed could raise questions with the Company’s regulatory authorities. Members of management and the Company’s financial and legal advisors negotiated with both of the private equity firms during the week of April 14, 2008 in order to maximize the price per share being offered and otherwise improve the terms of the Corsair proposal and resolve issues regarding the other private equity proposal. In addition, the Company’s legal advisors worked with the other private equity firm and its legal advisors to resolve regulatory obstacles posed by its proposal. Ultimately, the new private equity proposal was abandoned due, among other things, to regulatory issues, and management and Corsair Capital continued to negotiate the terms of a transaction.

When it became clear that the outcome of the evaluation process would be a private equity investment transaction with Corsair Capital, because Corsair Capital did not commit the full amount of capital that the Company would require in such a transaction due to the regulatory and other considerations mentioned above, the Company’s financial advisor approached a number of institutional investors regarding a potential equity investment, many of which had previously executed confidentiality agreements. These institutional investors were selected based on their financial resources and likely interest in making a significant equity investment in the Company. As a result of these discussions, the Company ultimately received commitments in excess of $6 billion from the Institutional Investors to purchase equity in the Company, which, together with Corsair Capital’s commitment, represented $7 billion in capital commitments for the Company. Over the weekend of April 18-20, 2008, the Company negotiated the final terms and conditions of the Investment Agreement with Corsair Capital and the terms and conditions of the Purchase Agreements with each of the Institutional Investors, along with related documentation. The transactions contemplated by this documentation represent the Equity Investment Transactions.

Because of the requirements of the NYSE rule described above as well as the limited number of remaining authorized but unreserved and unissued shares of common stock we have available, it was necessary to structure the Equity Investment Transactions predominantly in the form of convertible preferred stock until we could obtain the necessary Stockholder Approvals to issue common stock in exchange for the Preferred Stock. The Company believed that the alternative of asking for commitments to purchase common stock subject to stockholder approval was not feasible because investors were not willing to make such commitments. Moreover, such an approval may not have dispelled market concerns about the Company.

Throughout the process, the board of directors also considered the possibility of conducting a rights offering or similar offering in order to address the challenges facing the Company. Ultimately, due to timing concerns, the simultaneous pursuit of both the strategic transaction and capital investment alternatives and other factors, such an offering was deemed not to be in the best interests of the stockholders.

At an April 20, 2008 meeting, the board of directors determined to proceed with the Equity Investment Transactions, including the transaction negotiated with Corsair Capital, because they represented, in the judgment of the board of directors, the greatest value available to the Company at the time, the ability to complete an equity investment in the time frame proposed by the Company in the context of its anticipated earnings release on April 21, 2008, and the best available option to address the asset quality, liquidity and capital challenges faced by the Company at that time.

Following the April 20, 2008 board meeting, the Company entered into the Investment Agreement with an investment vehicle managed by an affiliate of Corsair Capital LLC. Also on April 20 and 21, 2008, we entered into separate Purchase Agreements with the Institutional Investors. Pursuant to the Investment Agreement and the Purchase Agreements, we sold, in the aggregate, 126,200,000 shares of common stock at $5.00 per share and 63,690 shares of Preferred Stock at $100,000 per share, convertible into common stock at $5.00 per share (subject to adjustment), and issued Warrants exercisable for 61,750,000 shares of common stock at an initial exercise price of $7.10 per share (subject to adjustment).

Our board of directors recommends that stockholders vote “FOR” the proposals so that the Preferred Stock will convert automatically into shares of common stock, thereby strengthening our common equity base as planned. In addition, as described below, if the Stockholder Approvals are not received by September 30, 2008, a dividend will begin to accrue on the Preferred Stock at a rate which will increase substantially and the price at which the Preferred Stock is convertible into, and the Warrants are exercisable for, common stock will decrease significantly. These adjustments would be disadvantageous to the Company and our existing stockholders. Further, in the absence of such approvals, the Warrants will become exchangeable for shares of Preferred Stock.

Pursuant to the Investment Agreement, Corsair acquired 7,850 shares of Preferred Stock, and a Warrant to acquire 39,250,000 additional shares of common stock. Pursuant to the Purchase Agreements, the Institutional Investors acquired a total of 126,200,000 shares of common stock, 55,840 shares of Preferred Stock and two Institutional Investors were issued Warrants to acquire, in the aggregate, 22,500,000 shares of common stock. Generally (with limited exceptions), each Investor has agreed that at any meeting of the stockholders of the Company held to vote on the Stockholder Approvals, including the Special Meeting to which this proxy statement relates, such Investor shall vote, or cause to be voted, all of the shares of common stock beneficially owned by such Investor and its affiliates in favor of both Proposal 1 and Proposal 2.

Settlement of the issuance of securities to most of the Institutional Investors took place on April 28, 29 and 30, 2008, and settlement of the issuance of securities to Corsair and one of the Institutional Investors occurred on May 2, 2008. The shares of common stock, Preferred Stock and the Warrants issued and sold to the Investors in the Equity Investment Transactions were issued from our authorized share capital and our stockholders are not being asked to vote upon the issuance and sale of those securities.

In addition to the 126,200,000 shares of common stock that were issued to the Investors immediately upon the consummation of the transactions contemplated by the Purchase Agreements, subject to receipt of Stockholder Approvals and Regulatory Approval, we estimate that we will be required to issue an additional 1,273,800,000 shares of common stock, in the aggregate, upon the conversion of all the shares of Preferred Stock and up to an additional 61,750,000 shares of common stock if the Warrants are exercised in full.

PROPOSAL 1

APPROVAL OF AMENDMENT TO THE
CERTIFICATE OF INCORPORATION
TO INCREASE THE AUTHORIZED NUMBER OF SHARES
OF ALL CLASSES OF STOCK AND COMMON STOCK

Our Board of Directors adopted a resolution declaring that the amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock from 1,400,000,000 to 5,000,000,000 shares (and correspondingly, increase the total number of authorized shares of all classes of stock from 1,405,000,000 to 5,005,000,000, which includes 5,000,000 authorized shares of preferred stock) is advisable. The Board of Directors further directed that the proposed action be submitted for consideration by the Company’s stockholders at a special meeting to be called for that purpose.

If the stockholders approve the amendment, the Company will amend Article Fourth of the Certificate of Incorporation to increase the number of authorized shares of all classes of stock and of common stock as described above. If adopted by the stockholders, the increase will become effective on the filing of the amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware. The only changes in the Company’s existing Certificate of Incorporation would be those numeric changes required to reflect the increase of the number of authorized shares of all classes of stock and of common stock as proposed in this proxy statement. The text of Article Fourth of the Certificate of Incorporation as it is proposed to be amended is set forth as Annex A to this proxy statement.

The primary purpose of Proposal 1 is to satisfy, in connection with the Company’s sale and issuance of the Preferred Stock and Warrants, its obligations under the Investment and Purchase Agreements. As of the record date, the Company had [•] shares of common stock outstanding, with an additional [•] shares of common stock reserved for issuance. The Company currently does not have a sufficient number of authorized shares of common stock to effect the conversion of all the Preferred Stock into common stock and for the issuance of common stock upon the exercise of the Warrants. Accordingly, approval of Proposal 1 is required for the conversion of the Preferred Stock into, and the exercise of the Warrants for, shares of common stock. In addition, the Company may not have a sufficient number of authorized shares of common stock to satisfy obligations that may arise in the future under the Investment Agreement and certain of the Purchase Agreements to issue securities to Corsair and two Institutional Investors. These potential issuances are described in “Description of the Investment Agreement — Price Reset”. Approval of Proposal 1 would address this issue.

Approval of Proposal 1 is one of the conditions to the mandatory conversion of the Preferred Stock into common stock. If the conversion of Preferred Stock is not approved prior to September 30, 2008, the Preferred Stock will remain outstanding in accordance with its terms and will accrue non-cumulative dividends commencing with the dividend period relating to the dividend payment date on December 31, 2008 at an annual rate of 14% of the liquidation preference of the Preferred Stock; this rate will further increase to 15.5% of the liquidation preference commencing with the dividend period relating to the dividend payment date on March 31, 2009, and to 17% of the liquidation preference commencing with the dividend period relating to the dividend payment date on September 30, 2009. However, in any event, dividends on the Preferred Stock will always be paid at the higher of the Special Dividend rate and the dividend rate payable on an as-converted basis on the common stock during the applicable dividend period. In addition, the conversion price of the Preferred Stock, and the exercise price of the Warrants, will each be reduced by $0.50 on the last day of each six-month period following the date of issuance of the Preferred Stock or the Warrants, as applicable, if stockholder approval of either one or both of Proposal 1 or Proposal 2 has not been obtained prior to such date, up to a maximum reduction of $2.00.

If Proposal 1 and Proposal 2 are approved and the Preferred Stock is converted into common stock, there will be immediate and substantial dilution to the existing holders of common stock as a result of the mandatory conversion. Additional dilution will result upon the exercise of the Warrants to purchase common stock. Including the common stock issued to the Investors, following conversion of the Preferred Stock and the exercise of the Warrants, the Investors will hold approximately 69.74% of the total number of shares of common stock outstanding immediately after giving effect to such conversion, issuance and exercise.

In the event that our stockholders approve Proposal 2 but do not approve Proposal 1, we are required by the Investment and Purchase Agreements to negotiate in good faith with the Investors promptly to provide them with the option of exchanging their Preferred Stock into (and to exchange their Warrants for securities exercisable for) depositary receipts for a junior participating preferred stock with rights as to voting, liquidation and dividends identical to those of common stock, all on such terms and conditions as we and the Investors mutually agree.

It is expected that upon the conversion of the Preferred Stock, 1,273,800,000 shares of common stock will be issued to the holders of the Preferred Stock. In addition, the total number of shares of common stock issuable upon the full exercise of the Warrants held by the holders is estimated to be 61,750,000.

In the event that either of Proposal 1 or Proposal 2, or both, are not approved by the stockholders at the Special Meeting, we have agreed to include such proposals (and our Board of Directors shall recommend approval of such proposals) at a meeting of our stockholders no less than once in each six-month period beginning on July 31, 2008 until such approvals are obtained.

The additional authorized shares of common stock not used for conversion of the Preferred Stock or reserved for issuance upon exercise of the Warrants will be available for general purposes, including capital raising transactions, employee benefit plans, acquisitions and other uses and to satisfy any further obligations the Company may have under agreements relating to the Equity Investment Transactions. The Company currently has no specific plans or understandings with respect to the issuance of any common stock except as described in this proxy statement and items for which the Company had previously reserved shares for issuance.

The increase in the authorized number of shares of common stock not used for the conversion of the Preferred Stock or reserved for issuance upon exercise of the Warrants could have possible anti-takeover effects. These authorized but unissued shares could (within the limits imposed by applicable law and NYSE rules) be issued in one or more transactions that could make a change of control of the Company more difficult, and therefore more unlikely. The additional authorized shares could be used to discourage persons from attempting to gain control of the Company by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the Board of Directors in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the Board of Directors although perceived to be desirable by some stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”
THIS PROPOSAL 1.

PROPOSAL 2

APPROVAL OF THE CONVERSION OF THE PREFERRED STOCK
INTO COMMON STOCK, THE ISSUANCE OF COMMON STOCK UPON EXERCISE
OF WARRANTS AND OTHER POTENTIAL EQUITY ISSUANCES CONTEMPLATED
BY AGREEMENTS RELATING TO THE EQUITY INVESTMENT TRANSACTIONS

Our Board of Directors adopted a resolution declaring that the convertibility of all shares of the Preferred Stock into shares of common stock and the exercisability of the Warrants for common stock are advisable.

The Board of Directors further directed that the proposed actions be submitted for consideration of the Company’s stockholders at a special meeting to be called for that purpose.

Because our common stock is listed on the NYSE, we are subject to the NYSE’s rules and regulations. Section 312.03 of the NYSE Listed Company Manual requires stockholder approval prior to the issuance of common stock, or securities convertible into or exercisable for common stock, in any transaction or series of transactions if (i) the common stock to be issued has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock, or (ii) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock.

Our proposed issuance of common stock to the Investors upon conversion of the Preferred Stock and exercise of the Warrants falls under this rule because the common stock issued at the closing of the Equity Investment Transactions, together with the common stock issuable upon conversion of the Preferred Stock and exercise of the Warrants, will exceed 20% of the voting power and number of shares of common stock outstanding before the Equity Investment Transaction.

In addition, in certain limited circumstances, the Company may be obligated to issue additional securities to Corsair and two Institutional Investors in the future under the terms of the Investment Agreement and related Purchase Agreements. See “Description of the Investment Agreement — Price Reset” for a description of these circumstances. These potential issuances could independently implicate the NYSE rules referred to above, and, for the avoidance of doubt, we are seeking the approval of our stockholders of these issuances as part of Proposal 2.

The primary purpose of Proposal 2 is to satisfy, in connection with the Company’s sale and issuance of the Preferred Stock and Warrants, its obligations under the Investment Agreement and the Purchase Agreements and to allow the conversion of Preferred Stock and the exercise of the Warrants to purchase shares of common stock in accordance with the NYSE rules described above.

In the event that our stockholders approve Proposal 1 but do not approve Proposal 2, we will not be able to complete the mandatory conversion of the Preferred Stock into common stock and the holders of the Warrants will not be able to exercise the Warrants to purchase shares of common stock. The holders of the Warrants would, however, retain the ability to exchange their Warrants for Preferred Stock as described below under “Description of the Warrants — Exchange of Warrants for Preferred Stock.”

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”
THIS PROPOSAL 2

THE SPECIAL MEETING

This section contains information for National City stockholders about the Special Meeting that National City has called to allow its stockholders to consider and approve Proposal 1 and Proposal 2. National City is mailing this proxy statement to its stockholders on or about [•], 2008. Together with this proxy statement, National City is sending a Notice of the Special Meeting and a form of proxy that our Board of Directors is soliciting for use at the Special Meeting and at any adjournments or postponements of the meeting.

Date, Time and Place

The special meeting will be held on [•], 2008, at [•], Eastern Daylight Time, at National City’s offices, 1900 East Ninth Street, Cleveland, Ohio 44114.

Matters to be Considered

At the Special Meeting, National City stockholders will be asked to:

1.	Approve an amendment to National City’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 1,400,000,000 to 5,000,000,000 (and, correspondingly, increase the total number of authorized shares of all classes of stock from 1,405,000,000 to 5,005,000,000); and

2.	Approve the conversion of our Preferred Stock into common stock, the exercise of Warrants to purchase common stock and other potential equity issuances contemplated by agreements relating to the Equity Investment Transactions.

Proxies

If you are a stockholder of record (that is, you own stock registered in your own name), you may attend the special meeting and vote in person, or you may vote by proxy. You may vote by proxy by completing and returning the proxy card accompanying this proxy statement or by telephone or through the Internet by following the instructions described on your proxy card. If your shares are held through a bank, broker or other nominee (that is, if your shares are held in “street name”), you will receive separate voting instructions from your bank, broker or other nominee with your proxy materials. Although most banks, brokers and other nominees offer telephone and Internet voting, availability and specific processes will depend on their voting arrangements.

You can revoke a proxy at any time before the vote is taken at the Special Meeting by submitting a properly executed proxy of a later date by mail, telephone or Internet, or by attending the Special Meeting and voting in person. Communications about revoking National City proxies should be addressed to:

National City Corporation
1900 East Ninth Street
Cleveland, Ohio 44114
Attn.: Secretary

If your shares are held in street name, you should follow the instructions of your bank, broker or other nominee regarding the revocation of proxies. Please note that attendance at the Special Meeting will not, in itself, constitute revocation of your proxy.

All shares represented by valid proxies that National City receives through this solicitation, and that are not revoked, will be voted in accordance with the instructions on the proxy card. If you make no specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted “FOR” each of the proposals. Our Board of Directors is currently unaware of any other matters that may be presented for action at the Special Meeting. If other matters properly come before the Special Meeting, or at any adjournment or postponement of the meeting, National City intends that shares represented by properly submitted proxies will be voted, or not voted, by and in accordance with the best judgment of the persons named as proxies on the proxy card.

Solicitation of Proxies

National City will bear the cost of preparing, printing and mailing the materials in connection with this solicitation of proxies. In addition to mailing these materials, directors, officers and regular employees of National City may, without being additionally compensated, solicit proxies personally and by mail, telephone, facsimile or electronic communication. National City will reimburse banks and brokers for their reasonable out-of-pocket expenses related to forwarding proxy materials to beneficial owners of stock or otherwise in connection with this solicitation. We have retained Georgeson Inc. to assist in the solicitation at a cost of approximately $20,000, plus payment of reasonable out-of-pocket expenses and other customary costs.

Record Date and Quorum

Our board of directors has fixed the close of business on [•], 2008 as the record date for determining the stockholders entitled to receive notice of and to vote at the Special Meeting. At that time, [•] shares of National City common stock were outstanding, held by approximately [•] holders of record.

A quorum of a majority of the issued and outstanding common stock is required for the transaction of business by stockholders at the Special Meeting. Therefore, at the Special Meeting, the presence, in person or by proxy, of the holders of at least [•] shares of common stock will be required to establish a quorum. Abstentions are counted for the purposes of determining whether a quorum is achieved and for determining the number of shares which are present in person or represented by proxy at the Special Meeting. Consequently, an abstention has the same effect as a vote against a proposal, as each abstention is one less vote in favor of the proposal. Shares that are not voted on proxies returned by brokers (broker non-votes) will be counted for the purpose of determining whether a quorum has been achieved.

Vote Required

Each outstanding share of our common stock is entitled to one vote on each proposal at the Special Meeting. Approval of Proposal 1 requires the affirmative vote of a majority of the outstanding shares of common stock. Accordingly, failure to vote, a broker non-vote or an abstention will have the same effect as a vote against this proposal.

Approval of Proposal 2 requires the affirmative vote of the holders of a majority of the stock having voting power present at the meeting in person or by proxy. Accordingly, failure to vote or a broker non-vote will not affect whether this proposal is approved, but an abstention will have the same effect as a vote against this proposal.

Voting Options

If you are a stockholder of record: You may vote by one of the following four methods (as instructed on the enclosed proxy card):

•	in person at the Special Meeting,

•	via the Internet,

•	by telephone, or

•	by mail.

Whichever method you use, the proxies identified on the proxy card will vote the shares of which you are the stockholder of record in accordance with your instructions. If you submit a proxy card without giving specific voting instructions, the proxies will vote the shares as recommended by our Board of Directors.

If you own your shares in “street name,” that is, through a brokerage account or in another nominee form: You must provide instructions to the broker or nominee as to how your shares should be voted. Brokers do not have the discretion to vote on the proposals and will only vote at the direction of the underlying beneficial owners of the shares of common stock. Accordingly, if you do not instruct your broker to vote your shares, your broker will not have the discretion to vote your shares. Your broker or nominee will usually provide you with the appropriate instruction forms at the time you receive this proxy statement. If you own your shares in this manner, you cannot vote in person at the Special Meeting unless you receive a proxy to do so from the broker or the nominee, and you bring that proxy to the Special Meeting.

If you are a participant in the National City Savings and Investment Plan, our 401(k) Plan: You have the right to direct Bank of America, National Association, acting through U.S. Trust, Bank of America Private Wealth Management, which we refer to in this proxy statement as U.S. Trust, the named fiduciary and investment manager of the National City Stock Fund, as to how to vote both the shares of Company common stock allocated to your individual account, and a pro rata portion of those shares for which no voting instructions are provided to U.S. Trust, by completing and returning the enclosed voting instruction card by [•], 2008. Subject to the Employee Retirement Income Security Act of 1974, as amended, U.S. Trust will vote the common stock as directed by plan participants.

Voting over the Internet or by Phone

If you are a stockholder of record, you may use the Internet to transmit your vote up until 6:00 A.M., Eastern Daylight Time, on [•], 2008. Visit www.cesvote.com and have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

If you are a stockholder of record, you may call (888) 693-8683 and use any touch-tone telephone to transmit your vote up until 6:00 A.M. Eastern Daylight Time on [•], 2008. Have your proxy card in hand when you call and then follow the instructions.

Please note that although there is no charge to you for voting by telephone or electronically through the Internet, there may be costs associated with electronic access such as usage charges for Internet service providers and telephone companies. National City does not cover these costs; they are solely your responsibility.

Recommendations of Our Board of Directors

Our board of directors has unanimously approved each of the proposals. The board of directors believes that the proposals are advisable, and unanimously recommends that National City stockholders vote “FOR” the approval of (i) the increase of the number of authorized shares of our common stock to permit the conversion and exercise of the Preferred Stock and Warrants, respectively, and make available shares for other corporate purposes and (ii) the conversion of the Preferred Stock into common stock, the exercise of the Warrants to purchase common stock and other potential equity issuances contemplated by agreements relating to the Equity Investment Transactions.

CONSEQUENCES IF THE STOCKHOLDER APPROVALS ARE OBTAINED

Rights of Investors. If the Stockholder Approvals are received, the rights and privileges associated with the common stock issued upon conversion of the Preferred Stock and exercise of the Warrants, as applicable, will be identical to the rights and privileges associated with the common stock held by our existing common stockholders, including voting rights.

Dilution. If the Stockholder Approvals are received, subject to the Regulatory Approval required for the exercise of the Warrants and the conversion of shares of the Preferred Stock, we will issue, through the conversion of the Preferred Stock, a total of 1,273,800,000 shares of common stock and up to a total of 61,750,000 shares upon exercise of the Warrants (in addition to the 126,200,000 shares of common stock previously issued at the closing of the Equity Investment Transactions). As a result, our existing stockholders will incur substantial dilution to their voting interests and will own a smaller percentage of our outstanding common stock.

Concentration of Ownership in Corsair. If the Stockholder Approvals are received, Corsair will own (assuming full exercise of the Warrants to purchase shares of common stock by those Investors who received Warrants in the Equity Investment Transactions) approximately 8.8% of the total number of shares of common stock outstanding immediately after giving effect to such conversion and exercise of Warrants and will become our single largest stockholder. As a result, Corsair may be able to exercise influence over any future actions requiring stockholder approval. However, in connection with Corsair’s purchase of Preferred Stock and Warrants under the Investment Agreement, Corsair entered into a standstill agreement pursuant to which it has agreed that it and its affiliates will not pursue, for as long as they own at least 5% of our total outstanding common stock, certain activities the purpose or effect of which may be to change or influence the control of the Company without the approval of our Board of Directors. In addition, in connection with its investment, Corsair made certain customary commitments to the Board of Governors of the Federal Reserve System limiting its influence on the policies and management of the Company.

Elimination of Dividend and Liquidation Rights of Holders of Preferred Stock. If the Stockholder Approvals are received, all shares of Preferred Stock will be cancelled. As a result, approval of the conversion of Preferred Stock will result in the elimination of the dividend rights and liquidation preference existing in favor of the Preferred Stock. For more information regarding such dividend rights and liquidation preference, see “Description of the Convertible Preferred Stock” below.

Elimination of Restriction on Share Repurchases. If the Stockholder Approvals are received, all shares of the Preferred Stock will be cancelled and the restriction on our ability to redeem or repurchase any shares of our common stock or other junior securities under the terms of the Preferred Stock will be eliminated. For more information regarding such redemption and repurchase restrictions, see “Description of the Convertible Preferred Stock” below.

CONSEQUENCES IF THE STOCKHOLDER APPROVALS ARE NOT OBTAINED

Stockholders’ Meeting. If the Stockholder Approvals are not received, the Preferred Stock will remain outstanding in accordance with its terms and we have agreed, in accordance with the terms of the Investment Agreement and the Purchase Agreements, to seek the Stockholder Approvals no less than once in each six-month period beginning on July 31, 2008 until such Stockholder Approvals are obtained.

Exchange of Preferred Stock. In the event that our stockholders approve the conversion of the Preferred Stock but do not approve the increase in the number of authorized shares of common stock, we are required to negotiate in good faith with the Investors to promptly provide them with the option of exchanging their Preferred Stock into (and to exchange their Warrants for securities exercisable for) depositary receipts for a junior participating preferred stock with rights as to voting, liquidation and dividends identical to those of common stock, all on such terms and conditions as we and the Investors may mutually agree.

Dividends. If the Preferred Stock remains outstanding after September 30, 2008, it will begin to accrue non-cumulative dividends commencing with the dividend period relating to the dividend payment date on December 31, 2008 at an annual rate of 14% of the liquidation preference of the Preferred Stock; this rate will further increase to 15.5% of the liquidation preference commencing with the dividend period relating to the dividend payment date on March 31, 2009, and to 17% of the liquidation preference commencing with the dividend period relating to the dividend payment date on September 30, 2009. However, in any event, dividends on the Preferred Stock will always be paid at the higher of the Special Dividend rate and the dividend rate payable on an as-converted basis on the common stock during the applicable dividend period.

Decrease in the Exercise Price and Conversion Price. The terms of each of the Warrants and the Preferred Stock provide that the exercise price for the Warrants and the conversion price for the Preferred Stock, respectively, will be reduced by $0.50 on the last day of each six-month period following the date of issuance of the Warrants and Preferred Stock, as applicable, up to a maximum reduction of $2.00, if the Stockholder Approvals have not been obtained by such date. This decrease in the conversion price will lead to the holders of such Preferred Stock, at a later time, acquiring a number of shares of common stock greater than what they would have acquired if the Stockholder Approvals had been obtained prior to such decrease in conversion price, and the decrease in the exercise price will lead to the holders of such Warrants, at a later time, paying lower consideration to the Company in connection with the exercise of such Warrants than they would have paid if the Stockholder Approvals had been obtained prior to such decrease in exercise price.

Restriction on Payment of Dividends and Share Repurchases. For as long as the Preferred Stock remains outstanding, the Company is prohibited from redeeming, purchasing or acquiring any shares of common stock or other junior securities, subject to limited exceptions. In addition, the Company is restricted from paying dividends on any shares of our common stock or other junior securities if the full quarterly dividends on the Preferred Stock have not been paid in the applicable dividend period.

Liquidation Preference. For as long as the Preferred Stock remains outstanding, it will retain a senior liquidation preference over shares of our common stock in connection with any liquidation of the Company and, accordingly, no payments will be made to holders of our common stock upon any liquidation of the Company unless the full liquidation preference on the Preferred Stock is paid. Upon liquidation, the holders of the Preferred Stock will be entitled, for each share of the Preferred Stock held, to the greater of (1) $100,000 and (2) an amount equal to the liquidation amount payable on an as-converted basis on the number of shares of common stock into which such shares of Preferred Stock could have been converted on a date at least ten business days before the first liquidating distribution is made on the Preferred Stock, plus any declared but unpaid dividends.

Exchange of Warrants for Preferred Stock. At any time after September 30, 2008 but prior to the receipt of the Stockholder Approvals and Regulatory Approval to the extent required, the holders of the Warrants may cause the Company to exchange the Warrants for a number of shares of Preferred Stock equal to the quotient of (1) the value of the Warrants exchanged based on the higher of (a) the fair market value of the Warrants exchanged and (b) a computation of the option value of the Warrants using a Black-Scholes methodology divided by (2) the lower of (a) $100,000 or (b) the fair market value of a share of the Preferred Stock. The Warrant issued to Corsair contains a limitation on the maximum number of shares of Preferred Stock such that upon exchange, assuming the conversion of such shares of Preferred Stock into shares of Common Stock, Corsair would not have beneficial ownership of 10% or more of the outstanding shares of a class of voting securities of the Company.

DESCRIPTION OF THE INVESTMENT AGREEMENT

The following is a summary of material terms of the Investment Agreement, as amended. While National City believes this description covers the material terms of the Investment Agreement, it may not contain all of the information that is important to you and is qualified in its entirety by reference to the Investment Agreement, which was included as an exhibit to a Current Report on Form 8-K filed by National City on April 23, 2008 and to two amendments to the Investment Agreement, which were included as exhibits to Current Reports on Form 8-K filed by National City on May 8, 2008 and June 30, 2008.

Representations and Warranties

In the Investment Agreement, we made customary representations and warranties to Corsair relating to us, our business and the Preferred Stock and the Warrants issued to Corsair and the common stock to be issued to Corsair upon conversion of the Preferred Stock and the exercise of its Warrant, and agreed to indemnify Corsair for breaches of our representations and warranties in certain circumstances.

The representations and warranties in the Investment Agreement were made for purposes of the Investment Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Investment Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. The representations and warranties and other provisions of the Investment Agreement should not be read alone, but instead should only be read together with the information provided elsewhere in this document and in the documents incorporated by reference into this document, including the periodic and current reports and statements that National City files with the Securities and Exchange Commission, or the SEC. For more information regarding these documents incorporated by reference, see the section entitled “Where You Can Find More Information” below.

Covenants

Pursuant to the Investment Agreement, we have agreed to call a special meeting of our stockholders, as promptly as practicable following the later of (1) the closing of the transactions contemplated by the Investment Agreement and (2) the 2008 annual meeting of our stockholders (which was held on April 29, 2008), but in any event on or before July 15, 2008, to vote on proposals to (A) approve the conversion of the Preferred Stock into, and exercise of the Warrants for, common stock for purposes of Section 312.03 of the NYSE Listed Company Manual, and (B) amend the Certificate of Incorporation to increase the number of authorized shares of common stock to at least such number as shall be sufficient to permit the full conversion of the Preferred Stock into, and exercise of the Warrants for, common stock. In the event that the approvals necessary to permit the Preferred Stock and Warrants to be converted into or exercised for common stock are not obtained at such special meeting of stockholders, we have agreed to include a proposal to approve (and our Board of Directors will unanimously recommend approval of) such issuance at a meeting of our stockholders no less than once in each six-month period beginning on July 31, 2008 until such approval is obtained.

In the event that our stockholders approve the conversion of the Preferred Stock into, and exercise of the Warrants for, common stock for purposes of Section 312.03 of the NYSE Listed Company Manual, but do not approve the increase in the authorized number of shares of common stock of the Company, we are required to negotiate in good faith with Corsair promptly to provide them with the option of exchanging their Preferred Stock into (and to exchange its Warrant for securities exercisable for) depositary receipts for a junior participating preferred stock with rights as to voting, liquidation and dividends identical to those of common stock, all on such terms and conditions as we and Corsair may mutually agree.

Board Representation

Pursuant to the Investment Agreement, Corsair is entitled to nominate one person to be elected or appointed to our board of directors subject to satisfaction of all legal and governance requirements regarding service as a director of the Company and to the reasonable approval of the Nominating and Board of Directors Governance Committee of our board of directors. After such appointment, so long as Corsair holds at least 30,000,000 shares of common stock (including for this purpose shares of common stock issuable upon conversion of the Preferred Stock acquired pursuant to the Investment Agreement) acquired by Corsair under the Investment Agreement, the Company will be required to recommend to its stockholders the election of Corsair’s board representative at the Company’s annual meeting, subject to satisfaction of all legal and governance requirements regarding service as a director of the Company and to the reasonable approval of the Nominating and Board of Directors Governance Committee. The Company has also agreed to appoint Corsair’s board representative to the Compensation and Organization Committee at such board representative’s option. Effective as of May 2, 2008, Mr. Richard E. Thornburgh, who is Vice Chairman of Corsair Capital LLC, was appointed to our board of directors.

Transfer Restrictions

Subject to certain exceptions, Corsair is prohibited from transferring any securities acquired under the Investment Agreement, except as follows: (1) following the date that is 18 months from the closing of the transactions contemplated by the Investment Agreement, Corsair may transfer any or all of the securities owned by it from time to time; and (2) if the Stockholder Approvals have not been obtained by the date that is six months following the closing, Corsair may transfer (A) 50% of the Preferred Stock and the Warrant owned by it during the six-month period commencing on such date and (B) the remaining 50% of the Preferred Stock and the Warrant owned by Corsair commencing on the first anniversary of the closing date. Except for transfers pursuant to Rule 144 under the Securities Act of 1933, as amended, or a registered underwritten offering, Corsair must reasonably believe that any transferee in any such transfer would not own more than 4.9% of the Company’s common stock after that transfer unless the shares are being transferred to a person Corsair reasonably believes would upon such purchase be eligible to file a Schedule 13G with the SEC with respect to those shares. The transfer restrictions described above terminate 18 months after the closing date. In addition, Corsair may transfer securities acquired under the Investment Agreement to certain affiliates and other specified persons, as part of certain business combination transactions that have been approved by the Company’s board of directors or to avoid being deemed to “control” the Company for purposes of the Bank Holding Company Act of 1956 or the rules and regulations promulgated thereunder. Corsair may also elect to exchange securities acquired under the Investment Agreement for a new series of convertible perpetual preferred stock of the Company, which we refer to in this proxy statement as the Substitute Preferred Stock. The Substitute Preferred Stock would be structured to be economically similar to the Company’s common stock, except the Substitute Preferred Stock would have limited voting rights and would be convertible into common stock only after it is transferred in specified types of offerings or to transferees meeting certain requirements.

Additionally, during any period in which Corsair owns or is deemed to own 10% or more of any class of the Company’s voting securities, it is limited in its ability to transfer its Warrant except in specified types of offerings or to transferees meeting certain requirements.

Further, the securities issued to Corsair have not been registered and bear a legend specifying that such securities may not be transferred, sold or otherwise disposed of unless a registration statement relating to such securities is in effect under applicable federal and state securities laws or pursuant to an available exemption from registration. Under the Investment Agreement, the Company has agreed to file a registration statement covering such securities with the SEC no later than six months after the closing date of the issuance of such securities to Corsair.

Price Reset

If, within three years (which may be shortened to two years in certain circumstances) of the closing of the transactions under the Investment Agreement, and subject to certain exceptions, the Company (1) sells more than $300 million of common stock or other equity-linked securities at a price less than $5.00, or (2) engages in a change of control transaction wherein the implied value of the Company’s common stock is less than $5.00, then the Company will be required to pay to Corsair in stock an amount designed to compensate it in connection with the above-described actions of the Company. The amount payable by the Company in these circumstances is generally equal to the percentage difference between $5.00, which is the implied amount paid by Corsair on a per share basis for the common stock into which the Preferred Stock converts, and the per share issuance price (or implied issue price in the case of equity-linked securities) of common stock sold in the subsequent transaction if less than $5.00 but subject to a floor of $2.50, multiplied by the aggregate purchase price for the shares of common stock that Corsair purchased under the Investment Agreement or upon exercise of the Warrant and still holds at the time the reset payment obligation arises (including the number of shares of common stock into which any outstanding share of Preferred Stock is convertible and for which the Warrant is exercisable). Such amount may be grossed up as required to compensate Corsair for any diminution in value in the securities resulting from such reset payment. Any such reset payment obligation shall be satisfied by the issuance of common stock or, in some circumstances, Substitute Preferred Stock or another class of convertible preferred stock, as described further below under “— Limitations on Share Ownership and Issuances.” By approving Proposal 2, the Company’s stockholders will be approving, for purposes of the NYSE rules, future issuances of common stock used to satisfy reset payment obligations.

Limitations on Share Ownership and Issuances

The Company’s obligation to issue common stock to Corsair in connection with any price reset payment or under the Warrant is limited (i) prior to the receipt of the approvals contemplated by this proxy statement, where such issuance would contravene applicable requirements of the NYSE (which we refer to as the stockholder approval limitation) or (ii) where such issuance would result in Corsair owning or being deemed for applicable bank regulatory purposes to own 10% or more of any class of the Company’s voting securities (which we refer to as the regulatory limitation), subject to certain exceptions. In each of these cases, the Company’s obligation to deliver common stock shall be satisfied by delivery of shares of Substitute Preferred Stock. The Substitute Preferred Stock would receive the same dividends as the common stock (on an as-converted basis), would have a special liquidation preference, would not be redeemable and would have no voting rights except for those permitted by the Federal Reserve’s Regulation Y that would not result in the Substitute Preferred Stock being treated as voting securities. The Substitute Preferred Stock would be convertible into shares of common stock on a share-for-share basis, subject to customary anti-dilution adjustments and the limitations on conversion described below in this paragraph. If the Substitute Preferred Stock is issued because of the regulatory limitation, it will be convertible at (and only at) such time as Corsair (A) does not own (for applicable bank regulatory purposes) 10% or more of the total number of any class of voting securities of the Company, or (B) transfers such shares in a widely distributed public offering, to a person that is acquiring at least a majority of the voting securities of the Company (not including voting securities such person is acquiring from Corsair) or to persons that Corsair reasonably believes would not own for applicable bank regulatory purposes more than 2% of the common stock or any class of the Company’s voting securities after such transfer. If the Substitute Preferred Stock is issued because of the stockholder approval limitation, it will be convertible only after the Company has received the approvals contemplated by this proxy statement. Subject to certain limitations, the Company may elect to deliver depositary shares for Substitute Preferred Stock in lieu of Substitute Preferred Stock, provided that the depositary shares have the same rights, preferences and privileges as the Substitute Preferred Stock.

In addition, the Company’s obligation to issue common stock (i) to Corsair pursuant to the price reset mechanism described above under “— Price Reset”, (ii) to Corsair pursuant to its Warrant to the extent the exercise price of the Warrant is adjusted as described under “Description of the Warrants — Anti-Dilution and Other Provisions”, and (iii) to the other Investors who received Warrants in the Equity Investment Transactions under the provisions of their Warrants and their Purchase Agreements corresponding to the provisions of the Investment Agreement described in clauses (i) and (ii), is limited to 1,200,000,000 shares. Any obligations to deliver shares of common stock that are unmet due to this limitation shall be satisfied by delivery of shares of a new series of convertible preferred stock similar to the Substitute Preferred Stock but that is not be convertible unless and until the Company notifies the applicable Investor that it has reserved for issuance sufficient shares of common stock to permit conversion. This limitation is subject to adjustment, and the Company has agreed that if it cannot increase the limitation and still satisfy its share delivery requirements with respect to other securities and instruments, it will use its reasonable best efforts to obtain stockholder approval to increase the authorized number of shares of common stock, at which time the cap would be increased. If stockholder approval is not obtained at the first meeting of stockholders called for such purpose, the Company has agreed to call meetings of the stockholders no less than once in each subsequent six-month period following the date of such initial meeting to obtain such approval. This limitation was established in order to ensure that the Company would always have sufficient authorized but unissued shares to meet its obligations under agreements relating to the Equity Investment Transactions. This limitation is similar to the limitations on issuance contained in similar provisions of other securities issued by the Company and other institutions. The Company would only have to issue shares subject to this limitation in the limited circumstances described above. The amount of the issuance limitation was determined, in part, assuming that the maximum possible reset payment obligation becomes payable, that Corsair and the other Investors that have the benefit of the reset payment protection continue to own all shares of common stock (on an as converted, as exercised basis) purchased in the Equity Investment Transactions, and that the market price of the Company’s stock at the time such reset payment obligation arises is less than $1.00 per share. The Company’s aggregate obligations to deliver preferred stock (including the Substitute Preferred Stock) of any kind under the Investment Agreement, the two Purchase Agreements referred to above and the Warrants are also limited to specified amounts.

The Company’s obligation to issue either common stock or the Substitute Preferred Stock pursuant to the price reset mechanism or upon exercise of Corsair’s Warrant is also limited where such issuance would result in Corsair, together with its affiliates, owning 25% or more of any class of the Company’s voting securities (including, for this purpose, shares of common stock issuable upon conversion of the Substitute Preferred Stock on an as-converted basis).

Registration Rights

We have granted Corsair customary registration rights, including “shelf” registration rights which may be exercised to execute sales (other than during certain black-out periods) and “piggy-back” registration rights, with respect to the securities purchased by it under the Investment Agreement, including any Substitute Preferred Stock or other preferred stock issued under the Investment Agreement.

Standstill Agreement

Until Corsair holds, on an as-converted basis, less than 5% of the total outstanding common stock of the Company (counting as shares of common stock owned by Corsair all shares of common stock into which the Preferred Stock and Warrants are convertible or exercisable), Corsair and its affiliates are prohibited from acquiring additional common stock, other than as a result of the exercise of any rights set forth in the Investment Agreement, if the acquisition of the additional common stock would result in Corsair and its affiliates owning 10% or more of the total outstanding common stock of the Company. Additionally, Corsair and its affiliates are prohibited from taking certain actions that seek to gain control of the Company without the consent of the Board of Directors.

Fees and Expenses

We have agreed to pay an affiliate of Corsair Capital LLC $10 million as a transaction fee, and to reimburse Corsair Capital LLC, up to a maximum amount of $3.9 million, for the expenses Corsair Capital LLC and its affiliates incurred in connection with the transactions contemplated by the Investment Agreement.

DESCRIPTION OF THE PURCHASE AGREEMENTS

As described above, the Institutional Investors entered into a series of Purchase Agreements with the Company to purchase common stock and Preferred Stock and, in two instances, were issued Warrants exercisable for the purchase of common stock. The terms and conditions of the Purchase Agreements are substantially similar to those contained in the Investment Agreement as described above, with certain material differences described below.

Board Representation

None of these agreements entitles any Institutional Investor to nominate a person to be elected to our Board of Directors or contains any similar governance-related rights.

Representations and Warranties

These agreements contain representations and warranties that are more limited in scope and contain no indemnification obligations on the part of either party.

Covenants

These agreements contain covenants that are more limited in scope than those contained in the Investment Agreement.

Transfer Restrictions

These agreements do not have the contractual restrictions of the type described above under “Description of the Investment Agreement—Transfer Restrictions” on the transfer of securities acquired under the Purchase Agreements. However, such securities have not been registered and bear a legend specifying that they may not be transferred, sold or otherwise disposed of unless a registration statement relating to such securities is in effect under the Securities Act of 1933, as amended and applicable state securities laws or pursuant to an available exemption from registration. Under the Purchase Agreements, the Company agreed to file a registration statement covering such securities with the SEC no later than 20 days after the closing date of the issuance of the applicable securities under such agreements. The Company filed a prospectus supplement to its shelf registration statement with the SEC on May 16, 2008 covering these securities.

Price Reset and Share Ownership and Issuance Limitations

These agreements do not have a price reset feature of the type described in “Description of the Investment Agreement — Price Reset” above and do not include the share issuance limitation feature and other limitations on share ownership and issuance, as described under “Description of the Investment Agreement — Limitations on Share Ownership and Issuances” above.

Standstill Agreement

These agreements do not have any standstill obligations.

Other Purchase Agreements

Two Investors have entered into Purchase Agreements that differ somewhat from those entered into by the other Institutional Investors.

One Institutional Investor entered into a Purchase Agreement that does contain representations and warranties and indemnification obligations that are substantially similar to those contained in the Investment Agreement, but are somewhat more limited in scope. This Investor also agreed to be bound by transfer restrictions, standstill obligations and certain share ownership, price reset and issuance limitations that are substantially the same as those in the Investment Agreement, and was also issued a Warrant to acquire 12,500,000 shares.

Another Institutional Investor also entered into a Purchase Agreement that contains substantially the same terms as the Investment Agreement, except that such Institutional Investor does not have the right to designate members to the Company’s board of directors and the amount payable in connection with any price reset payment obligation is not limited by a per share price floor of $2.50 for any issuance or transaction that would give rise to such payment obligation. This Investor also received a Warrant to acquire 10,000,000 shares of common stock.

Both of these Institutional Investors have registration rights with respect to the securities issued under their respective Purchase Agreements that are similar to those described above under “Description of the Investment Agreement—Registration Rights.”

DESCRIPTION OF THE CONVERTIBLE PREFERRED STOCK

The following is a summary of the material terms and provisions of the preferences, limitations, voting powers and relative rights of the Preferred Stock as contained in the Certificate of Designations of the Company relating to the Preferred Stock, which is attached to this proxy statement as Annex B, which we incorporate by reference into this proxy statement. Stockholders are urged to read the Certificate of Designations relating to the Preferred Stock in its entirety. While National City believes this summary covers the material terms and provisions of the Certificate of Designations of the Company relating to the Preferred Stock, it may not contain all of the information that is important to you and is qualified in its entirety by reference to Annex B.

Authorized Shares and Liquidation Preference

The number of authorized shares of the Preferred Stock is 70,000. Shares of the Preferred Stock have no par value per share and the liquidation preference of the Preferred Stock is $100,000 per share.

Ranking

The Preferred Stock, with respect to dividend rights and rights on liquidation, winding-up and dissolution, ranks on a parity with our other authorized series of preferred stock and with each other class or series of preferred stock, established after the date of issuance of the Preferred Stock, the terms of which do not expressly provide that such class or series will rank senior or junior to the Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company.

Dividends

Holders of Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors, non-cumulative cash dividends in the amount determined as set forth below.

If our Board of Directors declares and pays a cash dividend in respect of any shares of common stock, then the Board of Directors is required to declare and pay to the holders of the Preferred Stock a cash dividend in an amount per share of Preferred Stock equal to the product of (i) the per share dividend declared and paid in respect of each share of common stock and (ii) the number of shares of common stock into which such share of Preferred Stock is then convertible, assuming receipt of the Stockholder Approvals and, if applicable, the Regulatory Approval.

If the Preferred Stock remains outstanding after September 30, 2008, it will begin to accrue the Special Dividends on a non-cumulative basis. Notwithstanding the foregoing sentence, dividends on the Preferred Stock will always be paid at the higher of the Special Dividend rate and the dividend payable on an as-converted basis based on the last dividend declared on the common stock during the applicable dividend period.

Dividends on the Preferred Stock are non-cumulative. If the Board of Directors does not declare a dividend on the Preferred Stock in respect of any dividend period, the holders of the Preferred Stock will have no right to receive any dividend for that dividend period, and the Company will have no obligation to pay a dividend for that dividend period.

Subject to limited exceptions, if full quarterly dividends payable on all outstanding shares of the Preferred Stock for any dividend period have not been declared and paid, the Company will not be permitted to declare or pay dividends with respect to, or redeem, purchase or acquire any of its junior securities during the next succeeding dividend period.

Repurchase of Junior Securities

For as long as the Preferred Stock is outstanding, the Company is prohibited from redeeming, repurchasing or acquiring any shares of common stock or other junior securities, subject to limited exceptions.

Liquidation

In the event the Company voluntarily or involuntarily liquidates, dissolves or winds up, the holders of the Preferred Stock will be entitled, for each share of the Preferred Stock held, to the greater of (1) $100,000 and (2) an amount equal to the liquidation amount payable on an as-converted basis on the number of shares of common stock into which such shares of Preferred Stock could have been converted on a date at least ten business days before the first liquidating distribution is made on the Preferred Stock, plus any declared but unpaid dividends.

In the event the assets of the Company available for distribution to stockholders upon any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntary or involuntary, are insufficient to pay in full the amounts payable with respect to all outstanding shares of the Preferred Stock and the corresponding amounts payable on any parity securities, holders of Preferred Stock and the holders of parity securities will share ratably in any distribution of assets of the Company in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

Redemption

The Preferred Stock is not redeemable by the holders, but may be redeemed by the Company beginning on April 29, 2013 at a redemption price per share equal to the greater of (i) 125% of the liquidation preference and (ii) the average of the closing prices of the common stock for the ten trading days ending on the sixth trading day prior to the date of redemption multiplied by the number of shares of common stock into which one share of Preferred Stock would be convertible on such date if such shares of Preferred Stock were converted on that date following receipt of the Stockholder Approvals, together with (x) an amount equal to any dividends that have been declared but not paid prior to the redemption date and (y) an amount equal to any dividends for periods after such issuance for which dividends were not declared and paid prior to the redemption date.

Mandatory Conversion

The Preferred Stock is mandatorily convertible on the fifth business day following the date on which (A) the Stockholder Approvals have been received and (B) with respect to a holder who is required to obtain Regulatory Approval, such holder has received such approval. The number of shares of common stock into which a share of Preferred Stock will be convertible will be determined by dividing the liquidation preference by the then applicable conversion price. No fractional shares of common stock will be issued. Upon conversion, cash will be paid in lieu of fractional shares based on the closing price of the common stock determined as of the second trading day immediately preceding the date of the mandatory conversion.

The initial conversion price of the Preferred Stock is $5.00 per share. The conversion price of the Preferred Stock will be reduced by $0.50 on the last day of each six-month period following the date of issuance of the Preferred Stock if the Stockholder Approvals have not been obtained by such date, up to a maximum reduction of $2.00.

Anti-Dilution Provision

The conversion price of the Preferred Stock is also subject to customary anti-dilution adjustments.

Fundamental Change

If the Company enters into a transaction constituting a consolidation or merger of the Company or similar transaction or any sale or other transfer of all or substantially all of the consolidated assets of the Company and its subsidiaries, taken as a whole (in each case pursuant to which its common stock will be converted into cash, securities or other property) or for certain reclassifications or exchanges of its common stock, then each share of Preferred Stock will convert, effective on the day on which such share would automatically convert into common stock of the Company, into the securities, cash and other property receivable in the transaction by the holder of the greater of (1) the number of shares of common stock into which such share of Preferred Stock would then be convertible, assuming receipt of any applicable Regulatory Approval and (2) the number of shares of common stock for which the fair market value of the securities, cash or other property receivable in the transaction in respect of such shares equals $100,000.

Voting Rights

Except as set forth below, holders of the Preferred Stock will not have any voting rights.

Right to Elect Two Directors Upon Non-Payment of Dividends. If and when the dividends on the Preferred Stock or any other class or series of our stock ranking on parity with the Preferred Stock, or Parity Stock, have not been declared and paid (1) in the case of the Preferred Stock and Parity Stock bearing non-cumulative dividends, in full for at least six quarterly dividend periods or their equivalent (whether or not consecutive), or (2) in the case of Parity Stock bearing cumulative dividends, in an aggregate amount equal to full dividends for at least six quarterly dividend periods or their equivalent (whether or not consecutive), the authorized number of directors then constituting our Board of Directors will be increased by two. Holders of Preferred Stock, together with the holders of all other affected classes and series of Parity Stock, voting as a single class, will be entitled to elect the two additional members of our Board of Directors, or the Preferred Stock Directors, at any annual or special meeting of stockholders at which directors are to be elected or any special meeting of the holders of Preferred Stock and any Parity Stock for which dividends have not been paid, called as provided below, but only if the election of any Preferred Stock Directors would not cause us to violate the corporate governance requirement of the NYSE (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. In addition, our Board of Directors shall at no time have more than two Preferred Stock Directors.

At any time after this voting power has vested as described above, our Secretary may, and upon the written request of holders of record of at least 20% of the outstanding shares of Preferred Stock and Parity Stock must, call a special meeting of the holders of Preferred Stock and Parity Stock for the election of the Preferred Stock Directors. Notice for a special meeting will be given in a similar manner to that provided in our by-laws for a special meeting of our stockholders, which we will provide upon request, or as required by law. If our Secretary is required to call a meeting but does not do so within 20 days after receipt of any such request, then any holder of shares of Preferred Stock may (at our expense) call such meeting and for that purpose will have access to our stock books. The Preferred Stock Directors elected at any such special meeting will hold office until the next annual meeting of our stockholders unless they have been previously terminated as described below. In case any vacancy occurs among the Preferred Stock Directors, a successor will be elected by our Board of Directors to serve until the next annual meeting of the stockholders upon the nomination of the then remaining Preferred Stock Director or if none remains in office, by the vote of the holders of record of a majority of the voting power of the outstanding shares of Preferred Stock and all Parity Stock, voting as a single class. The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

Whenever full dividends have been paid on the Preferred Stock and any non-cumulative Parity Stock for at least one year and all dividends on any cumulative Parity Stock have been paid in full, then the right of the holders of Preferred Stock to elect the Preferred Stock Directors will cease (but subject always to the same provisions for the vesting of these voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods), the terms of office of all Preferred Stock Directors will immediately terminate and the number of directors constituting our Board of Directors will be reduced accordingly.

Unless we amend the Certificate of Incorporation to require different classes and series of preferred stock to vote in proportion to their respective liquidation preferences when voting together with the Preferred Stock as a single class, so long as any shares of Preferred Stock have been issued and are outstanding, we have agreed not to issue Parity Stock with a liquidation preference that is less than $100,000 per share. We have no obligation to propose such an amendment, and the holders of the Preferred Stock would not be entitled to vote on any such amendment if we do propose it.

Other Voting Rights. So long as any shares of Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least two-thirds of the outstanding shares of Preferred Stock voting as a single class with all other classes and series of Parity Stock having similar voting rights then outstanding (other than Series D Preferred Stock, Series E Preferred Stock (if issued), and any excluded class, as defined below), given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or authorizing any amendment of our Certificate of Incorporation to authorize, or increase the authorized amount of, any shares of any class or series of capital stock ranking senior to the Preferred Stock with respect to the payment of dividends or the distribution of assets on our liquidation.

For purposes of the foregoing, “excluded class” refers to any class or series of Company preferred stock with a liquidation preference that is less than $100,000 per share, unless our Certificate of Incorporation requires such class or series of preferred stock to vote in proportion to their respective liquidation preferences when voting together with the Preferred Stock as a single class. We have no obligation to propose an amendment to our Certificate of Incorporation to require classes or series of preferred stock to vote in proportion to their respective liquidation preferences when voting together as a single class, and the holders of the Preferred Stock would not be entitled to vote on such an amendment if we do propose it.

So long as any shares of Preferred Stock are outstanding, the vote or consent of the holders of a majority of the outstanding shares of Preferred Stock, voting as a single class with all other classes and series of Parity Stock will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Delaware law:

•	any amendment, alteration or repeal of any provision of the Certificate of Incorporation (including the Certificate of Designations relating to the Preferred Stock) or the Company’s by-laws that would alter or change the voting powers, preferences or special rights of the Preferred Stock so as to affect them adversely; and

•	the consummation of a binding share exchange or reclassification involving the Preferred Stock or a merger or consolidation of the Company with another entity, except that holders will have no right to vote under this provision or under any provision of Delaware law if the agreement for such transaction provides for or does not interfere with or prevent (as applicable) conversion of the Preferred Stock into the securities, cash or other property described above under “— Fundamental Change.”

Notwithstanding the foregoing, any increase in the amount of the Company’s authorized preferred stock or any securities convertible into preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of any series of preferred stock, other than the Preferred Stock or the Company’s Series F Preferred Stock, or any securities convertible into preferred stock ranking equally with and/or junior to the Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon the Company’s liquidation, dissolution or winding up will not, in and of itself, be deemed to adversely affect the voting powers, preferences or special rights of the Preferred Stock and, notwithstanding any provision of Delaware law, holders of Preferred Stock will have no right to vote solely by reason of such an increase, creation or issuance.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of preferred stock with like voting rights (including the Preferred Stock for this purpose), then only the series affected and entitled to vote will vote as a class in lieu of all such series of preferred stock.

DESCRIPTION OF THE WARRANTS

Pursuant to the Investment Agreement and certain of the Purchase Agreements, we issued to Corsair and two other Institutional Investors Warrants to acquire common stock or to be exchanged for Preferred Stock.

The following is a summary of the material terms and provisions of the amended and restated Warrant issued to Corsair, a form of which is attached to this proxy statement as Annex C, and is incorporated by reference into this proxy statement. Stockholders are urged to read the form of warrant attached as Annex C in its entirety; the Warrants issued to the other two Investors are substantially similar to the terms of such form of warrant. While National City believes this summary covers the material terms and provisions of the Warrant issued to Corsair, it may not contain all of the information that is important to you and is qualified in its entirety by reference to Annex C.

Exercise of Warrants

The Warrant issued to Corsair (together with a third party transferee of Corsair) entitles it (and such third party transferee) to, upon exercise in the manner described below, acquire up to 39,250,000 shares of common stock in the aggregate. The Warrants issued to the Institutional Investors entitle them to, upon exercise in the manner described below, acquire up to 22,500,000 shares of common stock in the aggregate. The Warrants can only be exercised by the holders thereof to purchase shares of common stock after receipt of the Stockholder Approvals and upon the receipt of the Regulatory Approval to the extent applicable and, upon receipt of such approvals, can be exercised to purchase shares of common stock at any time, in whole or in part, after issuance until the fifth anniversary of the issuance of such Warrants.

Exercise Price of the Warrants

The Warrants are exercisable for $7.10 per share of common stock. The exercise price of the Warrants will be reduced by $0.50 on the last day of each six-month period following the date of issuance of the Warrants if the Stockholder Approvals have not been obtained by such date, up to a maximum reduction of $2.00.

Anti-Dilution and Other Provisions

If prior to the third anniversary (or the second anniversary in certain circumstances) after the date of issuance of the Warrants, (i) the Company issues or sells, or agrees to issue or sell, more than $300 million of equity or equity-linked securities, other than certain permitted issuances, for consideration per share less than the Applicable Price (as defined below), or (ii) there occurs any Fundamental Change (as defined below) relating to the Company in which the price of the underlying security is less than the Applicable Price, then the exercise price of the Warrants in effect immediately prior to each such issuance or sale will immediately be reduced to the price of the securities in such issuance, sale or Fundamental Change, as applicable but not below $2.50. In that event, the number of shares of common stock issuable upon the exercise of the Warrants will be increased to the number obtained by dividing (x) the product of (1) the number of shares of common stock issuable upon the exercise of the Warrants before that adjustment and (2) the exercise price in effect immediately prior to the issuance, sale or Fundamental Change giving rise to this adjustment, by (y) the new exercise price determined in accordance with the immediately preceding sentence. “Applicable Price” means the greater of (A) the greater of the market price per share of outstanding common stock on (i) the date on which the Company issues or sells any common stock and (ii) the first date of the announcement of such issuance, sale or Fundamental Change and (B) $5.00. The exercise price is also subject to customary anti-dilution adjustments. The Warrant issued to one of the other Investors does not contain the $2.50 limitation on reduction of the exercise price described above.

Fundamental Change

Upon the occurrence of a “Fundamental Change,” which is defined in the Warrants as certain events pertaining to a change of control or liquidation of the Company, the holder of Warrants may cause the

Company to purchase its Warrant, in whole or in part, at the higher of (1) the fair market value of the Warrant and (2) a valuation based on a computation of the option value of the Warrant using a Black-Scholes methodology. Payment by the Company to the holder of the Warrant of the purchase price will be due upon the occurrence of the Fundamental Change. At the election of the Company, all or any portion of the purchase price may be paid in cash or in common stock valued at the market price of a share of common stock as of (A) the last trading day prior to the date on which this payment occurs or (B) the first date of the announcement of a Fundamental Change (whichever is less), so long as the payment does not cause the Company to fail to comply with applicable NYSE requirements or other regulatory requirements. To the extent that a payment in common stock would cause the Company to fail to comply with NYSE rules or the other regulatory requirements, once the maximum number of shares of common stock that would not result in the contravention of such requirements has been delivered, the remainder of such purchase price may be paid in the form of cash or other equity securities having a fair market value equal to the value of the shares of common stock that would have been issued to the holder of the Warrant absent the limitations described above.

Exchange for Preferred Stock

At any time after September 30, 2008 but prior to the receipt of the Stockholder Approvals and the Regulatory Approval, the holders of the Warrants may cause the Company to exchange the Warrants for a number of shares of Preferred Stock equal to the quotient of (1) the value of the Warrants exchanged based on the higher of (A) the fair market value of the Warrants exchanged and (B) a computation of the option value of the Warrants using a Black-Scholes methodology divided by (2) the lower of (A) $100,000 or (B) the fair market value of a share of the Preferred Stock. In such circumstances, the Company may elect to deliver instead depositary shares representing shares of a new series of preferred stock having rights, preferences and privileges identical to the Preferred Stock, subject to certain requirements. The Warrant issued to Corsair contains a limitation on the maximum number of shares of Preferred Stock such that upon exchange, assuming the conversion of such shares of Preferred Stock into shares of Common Stock, Corsair would not have beneficial ownership of 10% or more of the outstanding shares of a class of voting securities of the Company.

Transfer Restrictions

The Warrants are subject to transfer restrictions similar to those described above under “Description of the Investment Agreement—Transfer Restrictions.” Additionally, in the case of the Warrant issued to Corsair, prior to receipt of the Stockholder Approvals, Corsair may transfer its Warrant only to the Company, in a widely distributed public offering, to a person acquiring at least a majority of the voting securities of the Company or to persons that Corsair reasonably believes would not own more than 2% of the common stock or any class of the Company’s voting securities after such transfer.

Registration of the Warrants

The Warrants have not been registered and bear a legend specifying that such securities may not be transferred, sold or otherwise disposed of unless a registration statement relating to such securities is in effect under applicable federal and state securities laws or pursuant to an available exemption from registration. Under the Investment Agreement and the Purchase Agreements entered into with certain Institutional Investors who received Warrants in the Equity Investment Transactions, the Company has agreed to file a registration statement covering such securities with the SEC no later than six months after the closing date of the issuance of such securities.

INTEREST OF CERTAIN PERSONS IN THE SHARE CONVERSION AND OTHER MATTERS

Effective as of May 2, 2008, Mr. Richard E. Thornburgh, who is Vice Chairman of Corsair Capital LLC, was appointed to our board of directors pursuant to the right of Corsair to nominate a director under the Investment Agreement. Because Mr. Thornburgh did not join our board of directors until after the consummation of the Equity Investment Transactions, he did not participate in his capacity as a director in discussions of, or vote with respect to, matters related to the Equity Investment Transactions that were approved by our board of directors, including our board of directors vote recommending approval of the issuance of common stock upon conversion of the Preferred Stock and exercise of the Warrants.

The conversion of the Preferred Stock and exercise of Warrants held by all the Investors would result in Corsair owning approximately 8.8% of our outstanding common stock after giving effect to such conversion and exercise of warrants as well as a transfer made by Corsair following the closing of the transaction.

No directors or officers of the Company purchased any securities in the Equity Investment Transactions.

Beneficial Ownership

As of June 16, 2008, common stock was the only outstanding class of equity securities, as defined in Rule 13d-1 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, which we refer to in this proxy statement as the Exchange Act, of the Company. Beneficial ownership of common stock, for purposes of the beneficial ownership disclosures in this proxy statement, was determined in accordance with Rule 13d-3 of the General Rules and Regulations under the Exchange Act. Under Rule 13d-3, a person is deemed to be the beneficial owner of securities if he or she has or shares, directly or indirectly, voting power and/or investment power with respect to such securities or has the right to acquire beneficial ownership within 60 days. Accordingly, the amounts shown do not purport to represent beneficial ownership for any purpose other than as set forth under Rule 13d-3. Further, beneficial ownership as determined in this manner does not necessarily bear on the economic incidence of ownership of common stock.

As of June 16, 2008, to the knowledge of the Company, no person or entity beneficially owned more than 5% of the then outstanding common stock. As of June 16, 2008, no individual director, nominee or officer beneficially owned more than 5% of the then outstanding common stock. For purposes of this disclosure, with respect to any one person or entity, the amount of outstanding common stock is the aggregate number of shares of common stock outstanding on June 16, 2008 plus an amount equal to the amount of common stock which such person or entity had the right to acquire as of that date and within 60 days of that date (i.e., pursuant to a stock option) and includes any shares held for the benefit of such person, if an officer, in the Company’s 401(k) plan.

Security Ownership of Directors and Executive Officers

The following table sets forth, as of June 16, 2008, except as otherwise specified, the beneficial ownership of common stock (including shares with respect to which the following persons have the right to acquire beneficial ownership within 60 days after such date) by each director and director nominee of the Company, the Named Executive Officers as set forth in the Company’s Proxy Statement filed on March 7, 2008 and all directors, director nominees and executive officers of the Company as a group.

BENEFICIAL SECURITY OWNERSHIP OF MANAGEMENT

		Number of Shares
		of Common Stock				Total Shares &
Title of		Beneficially	Percent of		Share	Share Equivalents
Class	Name of Beneficial Owner	Owned(1)(2)	Class		Equivalents(3)	Beneficially Held

Common Stock	Jon E. Barfield	11,904		*	31,171	43,075
Common Stock	James R. Bell, III	136,296		*	3,434	139,730
Common Stock	James S. Broadhurst	37,425		*	9,848	47,273

		Number of Shares
		of Common Stock					Total Shares &
Title of		Beneficially		Percent of		Share	Share Equivalents
Class	Name of Beneficial Owner	Owned(1)(2)		Class		Equivalents(3)	Beneficially Held

Common Stock	Christopher M. Connor	16,865			*	18,452	35,317
Common Stock	David A. Daberko	3,719,593			*	0	3,719,593
Common Stock	Daniel J. Frate	549,247			*	63,042	612,289
Common Stock	Jon L. Gorney	693,844			*	27,950	726,794
Common Stock	Bernadine P. Healy, M.D.	26,658			*	9,323	35,981
Common Stock	Jeffrey D. Kelly	710,265			*	153,038	863,303
Common Stock	Allen H. Koranda	1,185,917			*	0	1,185,917
Common Stock	Michael B. McCallister	10,150			*	3,119	13,269
Common Stock	Paul A. Ormond	28,825			*	30,082	58,907
Common Stock	Ted M. Parker	26,771			*	0	26,771
Common Stock	Peter E. Raskind	672,320			*	134,358	806,678
Common Stock	Gerald L. Shaheen	16,689			*	17,943	34,632
Common Stock	Richard E. Thornburgh	2,000	(4)		*	0	2,000	(4)
Common Stock	Jerry Sue Thornton, Ph.D.	17,135			*	30,070	47,205
Common Stock	Morry Weiss	63,077			*	37,695	100,772
Common Stock	Directors and Executive	10,273,734		1.34%		715,400	10,989,134
	Officers of National City as a Group

*	The percent of common stock beneficially owned is less than 1%.

(1)	Beneficial ownership of the shares held by each individual consists of sole voting power and sole investment power, except voting power and/or investment power for the following individuals is shared with the spouse or a family member of the individual, or with a partnership, as follows: Mr. Bell: 7,200 shares; Mr. Koranda: 202,077; and directors and executive officers as a group: 294,939 shares.

(2)	Includes shares of common stock that each of the following individuals had a right to acquire on or before August 15, 2008: Mr. Daberko: 2,674,076 shares; Mr. Raskind: 477,779 shares; Mr. Kelly: 461,120 shares; Mr. Frate: 472,499 shares; Mr. Gorney: 437,589 shares; Mr. Bell: 25,000 shares; and directors and executive officers as a group: 6,031,792 shares, and 53,464 shares pledged as security.

(3)	Includes amounts credited to phantom units of common stock in a deferred compensation account for each individual pursuant to the National City Corporation Board of Directors Long-Term Incentive Compensation Plan, the Amended National City Corporation Plan For Deferred Payment of Directors’ Fees, the National City Corporation 2004 Deferred Compensation Plan, the National City Corporation Deferred Compensation Plan and the National City Corporation Executive Savings Plan. Also includes restricted stock units granted under the Long-Term Cash and Equity Incentive Plan.

(4)	Mr. Thornburgh received a grant of such shares on May 2, 2008 upon his election to the board of directors. If the Stockholder Approvals are obtained by the Company, Mr. Thornburgh may be deemed to be a beneficial owner of 183,752,000 shares of common stock issuable upon conversion of Preferred Stock and upon the exercise of a Warrant, in each case owned by Corsair, because he is a managing member of Corsair NC Co-Invest GP, LLC, which is the general partner of Corsair. Mr. Thornburgh disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest, if any, therein.

WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains a website that contains reports, proxies and information statements and other information regarding us and other issuers that file electronically with the SEC at www.sec.gov. Our proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the SEC’s website. Stockholders may also read and copy materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. Stockholders may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. While the Company does not “household,” some brokers household proxy materials, delivering a single proxy statement and annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, or if you are receiving multiple copies of the proxy statement and annual report and wish to receive only one, please notify your broker if your shares are held in a brokerage account.

STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

Under the SEC rules, holders of common stock who wish to make a proposal to be included in National City’s proxy statement and proxy for National City’s 2009 Annual Meeting of Stockholders must cause such proposal to be received by National City at its principal office not later than November 7, 2008. Each proposal submitted should be accompanied by the name and address of the stockholder submitting the proposal, the number of shares of common stock owned and the dates those shares were acquired by the stockholder. If the proponent is not a stockholder of record, proof of beneficial ownership should also be submitted. The proponent should also state his or her intention to continue to hold the securities through the date of the 2009 Annual Meeting of Stockholders and appear at National City’s 2009 Annual Meeting, either in person or by representative, to present the proposal. The proxy rules of the SEC govern the content and form of stockholder proposals and the minimum stockholding requirement. All proposals must be a proper subject for action at National City’s 2009 Annual Meeting of Stockholders.

Additionally, if properly requested, a stockholder may submit a proposal for consideration at the 2009 Annual Meeting of Stockholders, but not for inclusion in National City’s proxy statement and proxy for the 2009 Annual Meeting of Stockholders. Under National City’s by-laws, for business to be properly requested to be brought before an annual meeting of stockholders, the Secretary of National City must receive from the stockholder a notice in writing of such request not less than 60 days prior to the annual meeting. In addition, the stockholder must be a stockholder of record of National City at the time of giving such notice and be entitled to vote at such annual meeting. National City’s 2009 Annual Meeting of Stockholders, unless changed, is scheduled to be held on April 28, 2009, in Cleveland, Ohio, and 60 days prior to that date is February 27, 2009. A copy of the by-laws may be obtained from the Secretary of National City at the address on the first page of this proxy statement.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC as specified below will update and supersede that information. We incorporate by reference Items 7, 7A, 8 and 9 from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and Items 1, 2 and 3 of Part I of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008 and any other items in that Quarterly Report expressly updating the above referenced items from our Annual Report on Form 10-K.

This proxy statement incorporates important business and financial information about National City from other documents that are not included in or delivered with this document. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this proxy statement through our website, www.nationalcity.com and from the SEC at its website, www.sec.gov or by requesting them in writing to National City Corporation, 1900 East Ninth Street, Department 2229, Cleveland, OH 44101, Attn: Investor Relations or by telephone at (800) 622-4204. To receive timely delivery of the documents in advance of the Special Meeting, you should make your request no later than [•], 2008.

By Order of the Board of Directors,

/s/ DAVID L. ZOELLER

David L. Zoeller
Secretary

[•], 2008

Annex A

PROPOSED AMENDMENT TO ARTICLE FOURTH OF NATIONAL CITY CORPORATION’S RESTATED CERTIFICATE OF INCORPORATION

“FOURTH: The Corporation is authorized to issue a total of five billion five million (5,005,000,000) shares of all classes of stock. Of such total number of authorized shares of stock, five billion (5,000,000,000) shares are Common Stock, par value $4.00 per share, and five million (5,000,000) shares are Preferred Stock without par value.”

A-1

Annex B

CERTIFICATE OF DESIGNATIONS

OF

CONTINGENT CONVERTIBLE PERPETUAL NON-CUMULATIVE
PREFERRED STOCK, SERIES G,
WITHOUT PAR VALUE

OF

NATIONAL CITY CORPORATION

Pursuant to Section 151(g) of the
General Corporation Law
of the State of Delaware

National City Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Company”), in accordance with the provisions of Sections 103 and 151 thereof, Does Hereby Certify:

First: The Amended and Restated Certificate of Incorporation of the Company authorizes the issuance of 5,000,000 shares of preferred stock, without par value, of the Company (“Preferred Stock”) in one or more series, and authorizes the Board of Directors of the Company (the “Board of Directors”) to fix by resolution or resolutions the designation of each series of Preferred Stock and the voting and other powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof.

Second: The Board of Directors, in accordance with the provisions of the Amended and Restated Certificate of Incorporation, as amended, the First Restatement of By-laws of the Company and applicable law, adopted the following resolution as of April 20, 2008, creating a series of 70,000 shares of Preferred Stock of the Company designated as “Contingent Convertible Perpetual Non-Cumulative Preferred Stock, Series G”.

Resolved, that pursuant to the provisions of the Amended and Restated Certificate of Incorporation, the First Restatement of By-laws of the Company and applicable law, a series of Preferred Stock, no par value, of the Company be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

The preferences, limitations, voting powers and relative rights of the Contingent Convertible Perpetual Non-Cumulative Preferred Stock, Series G are as follows:

RIGHTS AND PREFERENCES

Section 1. Designation.  There is hereby created out of the authorized and unissued shares of preferred stock of the Company a series of preferred stock designated as the “Contingent Convertible Perpetual Non-Cumulative Preferred Stock, Series G” (the “Series G Preferred Stock”). The number of shares constituting such series shall be 70,000. The Series G Preferred Stock shall have no par value per share and a liquidation preference of $100,000 per share.

Section 2. Ranking.  The Series G Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank (i) on a parity with the Series F Preferred Stock, the Series D Preferred Stock and with each other class or series of equity securities of the Company the terms of which do not expressly provide that such class or series will rank senior or junior to the Series G Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to as “Parity Securities”), and (ii) senior to the Company’s common stock, par value $4.00 per share (the

“Common Stock”) and each other class or series of capital stock outstanding or established after the Effective Date by the Company the terms of which do not expressly provide that it ranks on a parity with or senior to the Series G Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to as “Junior Securities”). The Company has the right to authorize and/or issue additional shares or classes or series of Junior Securities or Parity Securities without the consent of the Holders.

Section 3. Definitions.  Unless the context or use indicates another meaning or intent, the following terms shall have the following meanings, whether used in the singular or the plural:

(a) “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

(b) “Adjusted Liquidation Preference” has the meaning set forth in Section 5(a).

(c) “Applicable Conversion Price” means the Conversion Price in effect at any given time.

(d) “As-Converted Dividend” means, with respect to any Section 4(c) Dividend Period, the product of (i) the pro forma per share quarterly Common Stock dividend derived by (A) annualizing the last dividend declared during such Section 4(c) Dividend Period on the Common Stock and (B) dividing such annualized dividend by four and (ii) the number of shares of Common Stock into which a share of Series G Preferred Stock would then be convertible (assuming receipt of the Stockholder Approvals and, if applicable, the Regulatory Approval); provided, however, that for any Section 4(c) Dividend Period during which no dividend on the Common Stock has been declared, the As-Converted Dividend shall be deemed to be $0.00.

(e) “Board of Directors” means the board of directors of the Company or any committee thereof duly authorized to act on behalf of such board of directors.

(f) “Business Day” means any day other than a Saturday, Sunday or any other day on which banks in New York City, New York or Cleveland, Ohio are generally required or authorized by law to be closed.

(g) “Certificate of Designations” means this Certificate of Designations of National City Corporation, dated April 25, 2008.

(h) “Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, as amended.

(i) “Closing Price” of the Common Stock (or other relevant capital stock or equity interest) on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Common Stock (or other relevant capital stock or equity interest) on the New York Stock Exchange on such date. If the Common Stock (or other relevant capital stock or equity interest) is not traded on the New York Stock Exchange on any date of determination, the Closing Price of the Common Stock (or other relevant capital stock or equity interest) on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock (or other relevant capital stock or equity interest) is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock (or other relevant capital stock or equity interest) is so listed or quoted, or if the Common Stock (or other relevant capital stock or equity interest) is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock (or other relevant capital stock or equity interest) in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, the market price of the Common Stock (or other relevant capital stock or equity interest) on that date as determined by a nationally recognized independent investment banking firm retained by the Company for this purpose.

For purposes of this Certificate of Designations, all references herein to the “Closing Price” and “last reported sale price” of the Common Stock (or other relevant capital stock or equity interest) on the New York Stock Exchange shall be such closing sale price and last reported sale price as reflected on the website of the New York Stock Exchange (http://www.nyse.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing sale price or last reported sale price as reflected on the website of the New York Stock Exchange and as reported by Bloomberg Professional Service, the closing sale price and last reported sale price on the website of the New York Stock Exchange shall govern.

(j) “Common Stock” has the meaning set forth in Section 2.

(k) “Company” means National City Corporation, a Delaware corporation.

(l) “Conversion Price” means for each share of Series G Preferred Stock, the Reference Purchase Price, provided, that such price as to a Holder’s Series G Preferred Stock shall be reduced by $0.50 for every six-month period following the Effective Date if the Stockholder Approvals and Regulatory Approval shall not have been obtained by such anniversary, up to a maximum reduction of $2.00, provided, that in the case that the Stockholder Approvals have been obtained, but the Regulatory Approval as to a Holder has not been obtained, such adjustments shall not be made in the Conversion Price for such Holder’s Series G Preferred Stock to the extent that the failure to receive such Regulatory Approval results from a material breach by such Holder (or an Affiliate of such Holder if such Holder is a transferee from an Affiliate of such Holder pursuant to the Investment Agreement referred to below) of its obligations to the Company under the applicable Investment Agreement, dated as of April 20, 2008 and April 21, 2008, between the Company and such Holder (or one of its Affiliates, as applicable), with respect to the securing of such Regulatory Approval. The Conversion Price shall be subject to adjustment as set forth herein.

(m) “Current Market Price” means, on any date, the average of the daily Closing Price per share of the Common Stock or other securities on each of the five consecutive Trading Days preceding the earlier of the day before the date in question and the day before the Ex-Date with respect to the issuance or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 10.

(n) “Effective Date” means the date on which shares of the Series G Preferred Stock are first issued.

(o) “Exchange Property” has the meaning set forth in Section 11(a).

(p) “Excluded Class” means any class or series of Preferred Stock with a liquidation preference that is less than $100,000 per share, unless the Certificate of Incorporation requires such class or series of Preferred Stock to vote in proportion to their respective liquidation preferences when voting together with the Series G Preferred Stock as a single class.

(q) “Ex-Date”, when used with respect to any issuance or distribution, means the first date on which the Common Stock or other securities trade without the right to receive the issuance or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 10.

(r) “Holder” means the Person in whose name the shares of the Series G Preferred Stock are registered, which may be treated by the Company as the absolute owner of the shares of Series G Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes.

(s) “Junior Securities” has the meaning set forth in Section 2.

(t) “Liquidation Preference” means, as to the Series G Preferred Stock, $100,000 per share (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series G Preferred Stock).

(u) “Mandatory Conversion Date” means, with respect to the shares of Series G Preferred Stock of any Holder, the day that is the fifth Business Day after which the Company and/or such Holder, as applicable as to a Holder, has received the Stockholder Approvals (or if a Reorganization Event has theretofore been consummated, the date of consummation of such Reorganization Event) and, if applicable, the Regulatory Approval, necessary to permit such Holder to convert such shares of Series G Preferred Stock into authorized

Common Stock without such Conversion resulting in a Violation or, in the case of the Regulatory Approval, a violation of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder, provided, however, that if a Mandatory Conversion Date would otherwise occur on or after an Ex-Date for an issuance or distribution that results in an adjustment of the Conversion Price pursuant to Section 10 and on or before the Record Date for such issuance or distribution, such Mandatory Conversion Date shall instead occur on the first calendar day after the Record Date for such issuance or distribution.

(v) “Notice of Mandatory Conversion” has the meaning set forth in Section 9(a).

(w) “Parity Securities” has the meaning set forth in Section 2.

(x) “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

(y) “Preferred Stock Directors” has the meaning set forth in Section 12(b).

(z) “Record Date” has the meaning set forth in Section 4(e).

(aa) “Reference Purchase Price” means $5.00.

(bb) “Regulatory Approval” means, as to any Holder, to the extent applicable and required to permit such Holder to convert such Holder’s shares of Series G Preferred Stock into Common Stock and to own such Common Stock without such Holder being in violation of applicable law, rule or regulation, the receipt of approvals and authorizations of, filings and registrations with, notifications to, or expiration or termination of any applicable waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

(cc) “Reorganization Event” has the meaning set forth in Section 11(a).

(dd) “Section 4(b) Dividend Payment Date” has the meaning set forth in Section 4(d).

(ee) “Section 4(c) Dividend Payment Date” has the meaning set forth in Section 4(c).

(ff) “Section 4(c) Dividend Period” has the meaning set forth in Section 4(c).

(gg) “Series D Preferred Stock” means the shares of the Company’s Series D Non-Voting Convertible Preferred Stock.

(hh) “Series E Preferred Stock” means the shares of the Company’s Non-Cumulative Perpetual Preferred Stock, Series E, issuable to National City Preferred Capital Trust I in connection with its issuance of its 12.000% Fixed-to-Floating Rate of Normal APEX.

(ii) “Series F Preferred Stock” means the shares of the Company’s 9.875% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series F.

(jj) “Special Dividend” has the meaning set forth in Section 4(c).

(kk) “Special Dividend Rate” means (i) from and after September 30, 2008 to but not including December 31, 2008, 14%, (ii) from and after December 31, 2008 to but not including June 30, 2009, 15.5% and (iii) from and after June 30, 2009, 17%.

(ll) “Stockholder Approvals” means all stockholder approvals necessary to (i) approve the conversion of the Series G Preferred Stock into Common Stock for purposes of Section 312.03 of the NYSE Listed Company Manual, and (ii) amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock to at least such number as shall be sufficient to permit the full conversion of the Series G Preferred Stock into Common Stock.

(mm) “Trading Day” means a day on which the shares of Common Stock:

(i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

(ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

(nn) “Violation” means a violation of the stockholder approval requirements of Section 312.03 of the NYSE Listed Company Manual.

Section 4. Dividends.  (a) From and after the Effective Date, Holders shall be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, out of the funds legally available therefor, non-cumulative cash dividends in the amount determined as set forth in Section 4(b) and in Section 4(c), and no more.

(b) Subject to Section 4(a), if the Board of Directors or a duly authorized committee of the Board of Directors declares and pays a cash dividend in respect of Common Stock, then the Board of Directors or such duly authorized committee of the Board of Directors shall declare and pay to the Holders of the Series G Preferred Stock, on the same dates on which such cash dividend is declared or paid, as applicable, on the Common Stock, a cash dividend in an amount per share of Series G Preferred Stock equal to the product of (i) the per share dividend declared and paid in respect of each share of Common Stock and (ii) the number of shares of Common Stock into which such share of Series G Preferred Stock is then convertible, assuming receipt of the Stockholder Approvals and, if applicable, the Regulatory Approval.

(c) Commencing with the Section 4(c) Dividend Period (as defined below) relating to the Section 4(c) Dividend Payment Date (as defined below) on December 31, 2008, in lieu of the dividends provided for in Section 4(b), dividends shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, a “Section 4(c) Dividend Payment Date”) or, if any such day is not a Business Day, the next Business Day. Dividends payable pursuant to this Section 4(c), if, when and as declared by the Board of Directors or a duly authorized committee of the Board of Directors, will be, for each outstanding share of Series G Preferred Stock, payable in cash at an annual rate on the Liquidation Preference equal to the Special Dividend Rate (such dividend, the “Special Dividend”); provided that, in the event that the As-Converted Dividend for such Section 4(c) Dividend Period is greater than the Special Dividend, each outstanding share of Series G Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, the As-Converted Dividend rather than the Special Dividend. Dividends payable pursuant to this Section 4(c) will be computed on the basis of a 360-day year of twelve 30-day months and, for any Section 4(c) Dividend Period greater or less than a full Section 4(c) Dividend Period, will be computed on the basis of the actual number of days elapsed in the period divided by 360. No interest or sum of money in lieu of interest will be paid on any dividend payment on a Series G Preferred Stock paid later than the scheduled Section 4(c) Dividend Payment Date. Each period from and including a Section 4(c) Dividend Payment Date to but excluding the following Section 4(c) Dividend Payment Date is herein referred to as a “Section 4(c) Dividend Period”.

(d) Dividends payable pursuant to Section 4(b) shall be payable on the same date (each, a “Section 4(b) Dividend Payment Date”) that dividends are payable to holders of shares of Common Stock, and no dividends shall be payable to holders of shares of Common Stock unless the full dividends contemplated by Section 4(b) are paid at the same time in respect of the Series G Preferred Stock.

(e) Each dividend will be payable to Holders of record as they appear in the records of the Company at the close of business on the same record date (each, a “Record Date”), which (i) with respect to dividends payable pursuant to Section 4(b), shall be the same day as the record date for the payment of the corresponding dividends to the holders of shares of Common Stock and (ii) with respect to dividends payable pursuant to Section 4(c), shall be on the first day of the month in which the relevant Section 4(c) Dividend Payment Date occurs or, if such date is not a Business Day, the first Business Day of such month.

(f) Dividends on the Series G Preferred Stock are non-cumulative. Without limiting the provisions set forth in Section 7(b), if the Board of Directors does not declare a dividend on the Series G Preferred Stock in respect of any dividend period, the Holders will have no right to receive any dividend for such dividend period, and the Company will have no obligation to pay a dividend for such dividend period, whether or not dividends are declared and paid for any future dividend period with respect to the Series G Preferred Stock or the Common Stock or any other class or series of the Company’s preferred stock.

(g) If full quarterly dividends payable pursuant to Section 4(c) on all outstanding shares of the Series G Preferred Stock for any Section 4(c) Dividend Period have not been declared and paid, or declared and funds set aside therefor the Company shall not declare or pay dividends with respect to, or redeem, purchase or acquire any of, its Junior Securities during the next succeeding Section 4(c) Dividend Period, other than (i) redemptions, purchases or other acquisitions of Junior Securities in connection with any benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or stockholder stock purchase plan, (ii) any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant thereto and (iii) conversions into or exchanges for other Junior Securities and cash solely in lieu of fractional shares of the Junior Securities. If dividends payable pursuant to Section 4(c) for any Section 4(c) Dividend Payment Date are not paid in full, or declared and funds set aside therefor on the shares of the Series G Preferred Stock and there are issued and outstanding shares of Parity Securities with the same Section 4(c) Dividend Payment Date, then all dividends declared on shares of the Series G Preferred Stock and such Parity Securities on such date shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as full quarterly dividends per share payable on the shares of the Series G Preferred Stock pursuant to Section 4(c) and all such Parity Securities otherwise payable on such Section 4(c) Dividend Payment Date (subject to their having been declared by the Board of Directors out of legally available funds and including, in the case of any such Parity Securities that bear cumulative dividends, all accrued but unpaid dividends) bear to each other. However, the foregoing provisions shall not restrict the ability of any affiliate of the Company to engage in any market making transactions in Junior Securities in the ordinary course of business.

(h) If the Mandatory Conversion Date with respect to any share of Series G Preferred Stock is prior to the record date for the payment of any dividend on the Common Stock, the Holder of such share of Series G Preferred Stock will not have the right to receive any corresponding dividends on the Series G Preferred Stock. If the Mandatory Conversion Date with respect to any share of Series G Preferred Stock is after the Record Date for any declared dividend and prior to the payment date for that dividend, the Holder thereof shall receive that dividend on the relevant payment date if such Holder was the Holder of record on the Record Date for that dividend.

Section 5. Liquidation.  (a) In the event the Company voluntarily or involuntarily liquidates, dissolves or winds up, the Holders at the time shall be entitled to receive liquidating distributions in the amount that is the higher of (i) the Liquidation Preference per share of Series G Preferred Stock and (ii) the Adjusted Liquidation Preference per share of Series G Preferred Stock, plus an amount equal to any declared but unpaid dividends thereon to and including the date of such liquidation, out of assets legally available for distribution to the Company’s stockholders, before any distribution of assets is made to the holders of the Common Stock or any other Junior Securities. “Adjusted Liquidation Preference” means the amount of the liquidating distributions, as determined by the Company (or the trustee or other Person or Persons administering its liquidation, dissolution or winding-up in accordance with applicable law) as of a date that is at least 10 Business Days before the first liquidating distribution is made on Series G Preferred Stock, that would be made on the number of shares of Common Stock equal to the Liquidation Preference divided by the Applicable Conversion Price if all of the outstanding shares of Series G Preferred Stock had been converted into Common Stock on such date of determination and prior to any liquidating distribution having been made on shares of Series G Preferred Stock. The Company shall notify each Holder of the amount it has calculated as the Adjusted Liquidation Preference per share of Series G Preferred Stock by first class mail, postage prepaid, addressed to the Holders at their respective last addresses appearing on the books of the Company. Such mailing shall be made not later than five Business Days before the first liquidating distribution is made on shares of Series G Preferred Stock.

(b) In the event the assets of the Company available for distribution to stockholders upon any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series G Preferred

Stock and the corresponding amounts payable on any Parity Securities, Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Company in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

(c) The Company’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Company, or the sale of all or substantially all of the Company’s property or business will not constitute its liquidation, dissolution or winding up.

Section 6. Maturity.  The Series G Preferred Stock shall be perpetual unless converted in accordance with this Certificate of Designations.

Section 7. Redemptions.

(a) Optional Redemption.  The Series G Preferred Stock may not be redeemed by the Company prior to April 29, 2013. After April 29, 2013, the Company, at its option, may redeem, in whole at any time or in part from time to time (provided, that the Company may not exercise its right to redeem the Series G Preferred Stock at any time after it has entered into an agreement to effect a Reorganization Event and prior to the consummation thereof or a termination of such agreement prior to the consummation thereof), the shares of Series G Preferred Stock at the time outstanding, upon notice given as provided in Section 7(c) below, at a redemption price per share equal to the greater of (i) 125% of the Liquidation Preference and (ii) the average of the Closing Prices of the Common Stock for the ten Trading Days ending on the sixth Trading Day prior to the date of redemption multiplied by the number of shares of Common Stock into which one share of Series G Preferred Stock would be convertible on such date if such date were the Mandatory Conversion Date, together (except as otherwise provided herein below) with (x) an amount equal to any dividends that have been declared but not paid prior to the redemption date and (y) an amount equal to any dividends referenced in Section 4(b) and Section 4(c) (whether or not scheduled) between the Effective Date and the redemption date that were not declared and paid prior to the redemption date. The redemption price for any shares of Series G Preferred Stock shall be payable on the redemption date to the Holder of such shares against surrender of the certificate(s) evidencing such shares to the Company or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to a Record Date shall not be paid to the Holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Record Date.

(b) No Sinking Fund.  The Series G Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series G Preferred Stock will have no right to require redemption of any shares of Series G Preferred Stock.

(c) Notice of Redemption.  Notice of every redemption of shares of Series G Preferred Stock shall be given by first class mail, postage prepaid, addressed to the Holders of the shares to be redeemed at their respective last addresses appearing on the books of the Company. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption; provided, however, that failure to give such notice by mail, or any defect in such notice or in the mailing thereof, to any Holder of shares of Series G Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series G Preferred Stock to be so redeemed except as to the Holder to whom the Company has failed to give such notice or except as to the Holder to whom notice was defective. Notwithstanding the foregoing, if the Series G Preferred Stock or any depositary shares representing interests in the Series G Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the Holders of Series G Preferred Stock at such time and in any manner permitted by such facility. Each such notice given to a Holder shall state: (1) the redemption date; (2) the number of shares of Series G Preferred Stock to be redeemed and, if less than all the shares held by such Holder are to be redeemed, the number of such shares to be redeemed from such Holder; (3) the redemption price (or manner of determination of the redemption price); and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) Partial Redemption.  In case of any redemption of only part of the shares of Series G Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the Holder thereof.

(e) Effectiveness of Redemption.  If notice of redemption has been duly given as provided in Section 7(c) and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Company, separate and apart from its other funds, in trust for the pro rata benefit of the Holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date unless the Company defaults in the payment of the redemption price, in which case such rights shall continue until the redemption price is paid, dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the Holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released to the Company, after which time the Holders of the shares so called for redemption shall look only to the Company for payment of the redemption price of such shares. Shares of outstanding Series G Preferred Stock that are redeemed, purchased or otherwise acquired by the Company, or converted into another series of Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

Section 8. Mandatory Conversion.  Effective as of the close of business on the Mandatory Conversion Date with respect to the shares of Series G Preferred Stock of a Holder, such Holder’s shares of Series G Preferred Stock shall automatically convert into shares of Common Stock as set forth below. The number of shares of Common Stock into which a share of Series G Preferred Stock shall be convertible shall be determined by dividing the Liquidation Preference by the Applicable Conversion Price (subject to the conversion procedures of Section 9 hereof) plus cash in lieu of fractional shares in accordance with Section 13 hereof.

Section 9. Conversion Procedures.

(a) Each Holder shall, promptly upon receipt of each Regulatory Approval applicable to such Holder, provide written notice to the Company of such receipt. Upon occurrence of the Mandatory Conversion Date with respect to shares of any Holder, the Company shall provide notice of such conversion to such Holder (such notice a “Notice of Mandatory Conversion”). In addition to any information required by applicable law or regulation, the Notice of Mandatory Conversion with respect to such Holder shall state, as appropriate:

(i) the Mandatory Conversion Date applicable to such Holder;

(ii) the number of shares of Common Stock to be issued upon conversion of each share of Series G Preferred Stock held of record by such Holder and subject to such mandatory conversion; and

(iii) the place or places where certificates for shares of Series G Preferred Stock held of record by such Holder are to be surrendered for issuance of certificates representing shares of Common Stock.

(b) In the event that some, but not all, of the Stockholder Approvals or Regulatory Approval applicable to a particular Holder are obtained, such that the Mandatory Conversion Date shall have occurred with respect to some, but not all, of the shares of Series G Preferred Stock held by such Holder, such Holder shall be entitled to select the shares to be surrendered pursuant to this Section 9 such that, after such surrender, such Holder no longer holds shares of Series G Preferred Stock as to which the Mandatory Conversion Date shall have occurred. In the event that such Holder fails to surrender the required number of shares pursuant to this Section 9 within 30 days after delivery of the Mandatory Conversion Date, the Company shall, by written notice to such Holder, indicate which shares have been converted pursuant to Section 8. Effective immediately prior to the close of business on the Mandatory Conversion Date with respect to any share of Preferred Stock, dividends shall no longer be declared on any such converted share of Series G Preferred Stock and such share of Series G Preferred Stock shall cease to be outstanding, in each case, subject to the right of the Holder to receive any declared and unpaid dividends on such share to the extent provided in Section 4(h) and any other payments to which such Holder is otherwise entitled pursuant to Section 8, Section 11 or Section 13 hereof, as applicable.

(c) No allowance or adjustment, except pursuant to Section 10, shall be made in respect of dividends payable to holders of the Common Stock of record as of any date prior to the close of business on the Mandatory Conversion Date with respect to any share of Series G Preferred Stock. Prior to the close of business on the Mandatory Conversion Date with respect to any share of Series G Preferred Stock, shares of Common Stock issuable upon conversion thereof, or other securities issuable upon conversion of, such share of Series G Preferred Stock shall not be deemed outstanding for any purpose, and the Holder thereof shall have no rights with respect to the Common Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock or other securities issuable upon conversion and rights to receive any dividends or other distributions on the Common Stock or other securities issuable upon conversion) by virtue of holding such share of Series G Preferred Stock.

(d) Shares of Series G Preferred Stock duly converted in accordance with this Certificate of Designations, or otherwise reacquired by the Company, will resume the status of authorized and unissued preferred stock, undesignated as to series and available for future issuance. The Company may from time-to-time take such appropriate action as may be necessary to reduce the authorized number of shares of Series G Preferred Stock; provided, however, that the Company shall not take any such action if such action would reduce the authorized number of shares of Series G Preferred Stock below the number of shares of Series G Preferred Stock then outstanding.

(e) The Person or Persons entitled to receive the Common Stock and/or cash, securities or other property issuable upon conversion of Series G Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or securities as of the close of business on the Mandatory Conversion Date with respect thereto. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series G Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Company shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Company.

(f) On the Mandatory Conversion Date with respect to any share of Series G Preferred Stock, certificates representing shares of Common Stock shall be issued and delivered to the Holder thereof or such Holder’s designee upon presentation and surrender of the certificate evidencing the Series G Preferred Stock to the Company and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes.

Section 10. Anti-Dilution Adjustments.

(a) The Conversion Price shall be subject to the following adjustments.

(i) Stock Dividends and Distributions.  If the Company pays dividends or other distributions on the Common Stock in shares of Common Stock, then the Conversion Price in effect immediately prior to the Ex-Date for such dividend or distribution will be multiplied by the following fraction:

OS0
OS1

Where,

OS0	=	the number of shares of Common Stock outstanding immediately prior to Ex-Date for such dividend or distribution.
OS1	=	the sum of the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution plus the total number of shares of Common Stock constituting such dividend or distribution.

For the purposes of this clause (i), the number of shares of Common Stock at the time outstanding shall not include shares acquired by the Company. If any dividend or distribution described in this clause (i) is declared but not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to make such dividend or distribution, to such Conversion Price that would be in effect if such dividend or distribution had not been declared.

(ii) Subdivisions, Splits and Combination of the Common Stock.  If the Company subdivides, splits or combines the shares of Common Stock, then the Conversion Price in effect immediately prior to the effective date of such share subdivision, split or combination will be multiplied by the following fraction:

OS0
OS1

Where,

OS0	=	the number of shares of Common Stock outstanding immediately prior to the effective date of such share subdivision, split or combination.
OS1	=	the number of shares of Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, split or combination.

For the purposes of this clause (ii), the number of shares of Common Stock at the time outstanding shall not include shares acquired by the Company. If any subdivision, split or combination described in this clause (ii) is announced but the outstanding shares of Common Stock are not subdivided, split or combined, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to subdivide, split or combine the outstanding shares of Common Stock, to such Conversion Price that would be in effect if such subdivision, split or combination had not been announced.

(iii) Issuance of Stock Purchase Rights.  If the Company issues to all holders of the shares of Common Stock rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans) entitling them, for a period of up to 45 days from the date of issuance of such rights or warrants, to subscribe for or purchase the shares of Common Stock at less than the Current Market Price on the date fixed for the determination of stockholders entitled to receive such rights or warrants, then the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

OS0 + Y
OS0 + X

Where,

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such distribution.
X	=	the total number of shares of Common Stock issuable pursuant to such rights or warrants.
Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the Current Market Price on the date fixed for the determination of shareholders entitled to receive such rights or warrants.

For the purposes of this clause (iii), the number of shares of Common Stock at the time outstanding shall not include shares acquired by the Company. The Company shall not issue any such rights or warrants in respect of shares of the Common Stock acquired by the Company. In the event that such rights or warrants described in this clause (iii) are not so issued, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights or warrants, to the Conversion Price that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Price shall be readjusted to such Conversion Price that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In determining the aggregate offering price payable for such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined by the Board of Directors).

(iv) Debt or Asset Distributions.  If the Company distributes to all holders of shares of Common Stock evidences of indebtedness, shares of capital stock, securities, cash or other assets (excluding any dividend or distribution referred to in clause (i) above, any rights or warrants referred to in clause (iii) above, any dividend or distribution paid exclusively in cash, any consideration payable in connection with a tender or exchange offer made by the Company or any of its subsidiaries, and any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of certain spin-off transactions as described below), then the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

SP0 − FMV
SP0

Where,

SP0	=	the Current Market Price per share of Common Stock on such date.
FMV	=	the fair market value of the portion of the distribution applicable to one share of Common Stock on such date as determined by the Board of Directors.

In a “spin-off”, where the Company makes a distribution to all holders of shares of Common Stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit, the Conversion Price will be adjusted on the fifteenth Trading Day after the effective date of the distribution by multiplying such Conversion Price in effect immediately prior to such fifteenth Trading Day by the following fraction:

MP0
MP0+ MPs

Where,

MP0	=	the average of the Closing Prices of the Common Stock over the first ten Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution.
MPs	=	the average of the Closing Prices of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock over the first ten Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution, or, if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock on such date as determined by the Board of Directors.

In the event that such distribution described in this clause (iv) is not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay or make such dividend or distribution, to the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

(v) Cash Distributions.  If the Company makes a distribution consisting exclusively of cash to all holders of the Common Stock, excluding (a) any cash dividend on the Common Stock to the extent a corresponding cash dividend is paid on the Series G Preferred Stock pursuant to Section 4(b), (b) any cash that is distributed in a Reorganization Event or as part of a “spin-off” referred to in clause (iv) above, (c) any dividend or distribution in connection with the Company’s liquidation, dissolution or winding up, and (d) any consideration payable in connection with a tender or exchange offer made by the Company or any of its subsidiaries, then in each event, the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

SP0 − DIV
SP0

Where,

SP0	=	the Closing Price per share of Common Stock on the Trading Day immediately preceding the Ex-Date.
DIV	=	the amount per share of Common Stock of the cash distribution, as determined pursuant to the introduction to this paragraph (v).

In the event that any distribution described in this clause (v) is not so made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such distribution, to the Conversion Price which would then be in effect if such distribution had not been declared.

(vi) Self Tender Offers and Exchange Offers.  If the Company or any of its subsidiaries successfully completes a tender or exchange offer for the Common Stock where the cash and the value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Price per share of the Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer, then the Conversion Price in effect at the close of business on such immediately succeeding Trading Day will be multiplied by the following fraction:

OS0 x SP0
AC + (SP0 x OS1)

Where,

SP0	=	the Closing Price per share of Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer.
OS0	=	the number of shares of Common Stock outstanding immediately prior to the expiration of the tender or exchange offer, including any shares validly tendered and not withdrawn.
OS1	=	the number of shares of Common Stock outstanding immediately after the expiration of the tender or exchange offer.
AC	=	the aggregate cash and fair market value of the other consideration payable in the tender or exchange offer, as determined by the Board of Directors.

In the event that the Company, or one of its subsidiaries, is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company, or such subsidiary, is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall be readjusted to be such Conversion Price that would then be in effect if such tender offer or exchange offer had not been made.

(vii) Rights Plans.  To the extent that the Company has a rights plan in effect with respect to the Common Stock on the Mandatory Conversion Date, upon conversion of any shares of the Series G Preferred Stock, Holders will receive, in addition to the           shares of Common Stock, the rights under the rights plan, unless, prior to the Mandatory Conversion Date, the rights have separated from the shares of Common Stock, in which case the Conversion Price will be adjusted at the time of separation as if the Company had made a distribution to all holders of the Common Stock as described in clause (iv) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(b) The Company may make such decreases in the Conversion Price, in addition to any other decreases required by this Section 10, if the Board of Directors deems it advisable to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of rights or warrants to acquire shares of Common Stock) or from any event treated as such for income tax purposes or for any other reason.

(c) (i) All adjustments to the Conversion Price shall be calculated to the nearest 1/10 of a cent. No adjustment in the Conversion Price shall be required if such adjustment would be less than $0.01; provided, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further that on the Mandatory Conversion Date adjustments to the Conversion Price will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

(ii) No adjustment to the Conversion Price shall be made if Holders may participate in the transaction that would otherwise give rise to an adjustment, as a result of holding the Series G Preferred Stock (including without limitation pursuant to Section 4(b) hereof), without having to convert the Series G Preferred Stock, as if they held the full number of shares of Common Stock into which a share of the Series G Preferred Stock may then be converted.

(iii) The Applicable Conversion Price shall not be adjusted:

(A) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;

(B) upon the issuance of any shares of Common Stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its subsidiaries;

(C) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date shares of the Series G Preferred Stock were first issued and not substantially amended thereafter;

(D) for a change in the par value or no par value of Common Stock; or

(E) for accrued and unpaid dividends on the Series G Preferred Stock.

(d) Whenever the Conversion Price is to be adjusted in accordance with Section 10(a) or Section 10(b), the Company shall: (i) compute the Conversion Price in accordance with Section 10(a) or Section 10(b), taking into account the one percent threshold set forth in Section 10(c) hereof; (ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to Section 10(a) or Section 10(b), taking into account the one percent threshold set forth in Section 10(c) hereof (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and (iii) as soon as practicable following the determination of the revised Conversion Price in accordance with Section 10(a) or Section 10(b) hereof, provide, or cause to be provided, a written notice to the Holders setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth the revised Conversion Price.

Section 11. Reorganization Events.  (a) In the event that, prior to the Mandatory Conversion Date with respect to the shares of Series G Preferred Stock of any Holder there occurs:

(i) any consolidation, merger or other similar business combination of the Company with or into another Person, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Company or another Person;

(ii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Company, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Company or another Person;

(iii) any reclassification of the Common Stock into securities including securities other than the Common Stock; or

(iv) any statutory exchange of the outstanding shares of Common Stock for securities of another Person (other than in connection with a merger or acquisition);

(any such event specified in this Section 11(a), a “Reorganization Event”); then each share of such Holder’s Series G Preferred Stock outstanding immediately prior to such Reorganization Event shall remain outstanding but shall automatically convert, effective as of the close of business on the Mandatory Conversion Date with respect to the shares of Series G Preferred Stock of such Holder (with the term “Regulatory Approval” applied for such purpose, as applicable, to the surviving entity in such Reorganization Event and its securities included in the Exchange Property (as defined below)), into the type and amount of securities, cash and other property receivable in such Reorganization Event by the holder (excluding the counterparty to the Reorganization Event or an affiliate of such counterparty) of the greater of (i) the number of shares of Common Stock into which one share of Series G Preferred Stock would then be convertible assuming the receipt of the Regulatory Approval and (ii) the number of shares of Common Stock that, if one share of Series G Preferred Stock were converted into such number of shares, would result in the fair market value of the securities, cash and other property receivable in such Reorganization Event by a Holder of such number of shares equaling the Liquidation Preference (such securities, cash and other property, the “Exchange Property”). In the event that a Reorganization Event referenced in Section 11(a) involves common stock as all or part of the consideration being offered in a fixed exchange ratio transaction, the fair market value per share of such common stock shall be determined by reference to the average of the closing prices of such common stock for the ten Trading Day period ending immediately prior to the consummation of such Reorganization Event.

(b) In the event that holders of the shares of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the consideration that the Holders are entitled to receive shall be deemed to be the types and amounts of consideration received by the majority of the holders of the shares of Common Stock that affirmatively make an election.

(c) The above provisions of this Section 11 shall similarly apply to successive Reorganization Events and the provisions of Section 10 shall apply to any shares of capital stock of the Company (or any successor) received by the holders of the Common Stock in any such Reorganization Event.

(d) The Company (or any successor) shall, within seven days of the consummation of any Reorganization Event, provide written notice to the Holders of such consummation of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 11.

(e) The Company shall not enter into any agreement for a transaction constituting a Reorganization Event unless such agreement provides for or does not interfere with or prevent (as applicable) conversion of the Series G Preferred Stock into the Exchange Property in a manner that is consistent with and gives effect to this Section 11.

Section 12. Voting Rights.  (a) Holders will not have any voting rights, including the right to elect any directors, except (i) voting rights, if any, required by law, and (ii) voting rights, if any, described in this Section 12.

(b) (i) If and when the dividends on the Series G Preferred Stock or on any other class or series of Parity Securities have not been declared and paid (i) in the case of the Series G Preferred Stock and any other class or series of Parity Securities bearing non-cumulative dividends, in full for at least six quarterly dividend periods or their equivalents (whether or not consecutive), or (ii) in the case of Parity Securities bearing cumulative dividends, in an aggregate amount equal to full dividends for at least six quarterly dividend periods or their equivalent (whether or not consecutive), the authorized number of directors then constituting the Board of Directors shall automatically be increased by two. Holders of Series G Preferred Stock, together with the holders of all other affected classes and series of Parity Securities, voting as a single class, shall be entitled to elect the two additional members of the Board of Directors (the “Preferred Stock Directors”) at any annual or special meeting of stockholders at which directors are to be elected or any special meeting of the holders of the Series G Preferred Stock and any Parity Securities for which dividends have not been paid, called as provided below, but only if the election of any Preferred Stock Directors would not cause the Company to violate the corporate governance requirements of the New York Stock Exchange, Inc. (or any other exchange on which securities of the Company may then be listed) that listed companies must have a majority of independent directors. In addition, the Board of Directors shall at no time have more than two Preferred Stock Directors.

(ii) At any time after the holders of Series G Preferred Stock have the vested power to vote for Preferred Stock Directors, the Secretary of the Company may, and upon the written request of holders of record of at least 20% of the outstanding shares of Series G Preferred Stock and Parity Securities (addressed to the Secretary of the Company) must, call a special meeting of the holders of Series G Preferred Stock and Parity Securities for the election of the Preferred Stock Directors. Notice for a special meeting will be given in a similar manner to that provided in the Company’s bylaws for a special meeting of the stockholders, which the Company will provide upon request, or as required by law. If the Secretary of the Company is required to call a meeting but does not do so within 20 days after receipt of any such request, then any holder of shares of Series G Preferred Stock may (at the Company’s expense) call such meeting, upon notice as provided in this Section 12(b)(ii), and for that purpose will have access to the Company’s stock books. The Preferred Stock Directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders unless they have been previously terminated as described below. In case any vacancy occurs among the Preferred Stock Directors, a successor shall be elected by the Board of Directors to serve until the next annual meeting of the stockholders upon the nomination of the then remaining Preferred Stock Director or, if none remains in office, by the vote of the holders of record of a majority of the voting power of the outstanding shares of Series G Preferred Stock and all Parity Securities, voting as a single class. The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(iii) Whenever full dividends have been paid on the Series G Preferred Stock and any non-cumulative Parity Securities for at least one year and all dividends on any cumulative Parity Securities have been paid in full, then the right of the holders of Series G Preferred Stock to elect the Preferred Stock Directors shall cease (but subject always to the same provisions for the vesting of these voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods), the terms of office of all Preferred Stock Directors will immediately terminate and the number of directors constituting the Board of Directors shall automatically be reduced accordingly.

(iv) Unless the Certificate of Incorporation is amended to require different classes and series of preferred stock to vote in proportion to their respective liquidation preferences when voting together with the Series G Preferred Stock as a single class, so long as any shares of Series G Preferred Stock have been issued and are outstanding, any class or series of Parity Securities hereafter authorized and issued at any time by the Company shall have a liquidation preference that is not less than $100,000 per share.

(c) So long as any shares of Series G Preferred Stock are outstanding, the vote or consent of the Holders of two-thirds of the shares of Series G Preferred Stock at the time outstanding voting as a single class with all other classes and series of Parity Securities having similar voting rights then outstanding (other than the Series D Preferred Stock, the Series E Preferred Stock (if issued) and any Excluded Class), given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating, whether or not such approval is required by Delaware law, any amendment or alteration (including by means of a merger, consolidation or otherwise) of the Company’s Certificate of Incorporation to authorize or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Company’s capital stock ranking prior to the Series G Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company.

(d) So long as any shares of Series G Preferred Stock are outstanding, the vote or consent of the Holders of a majority of the shares of Series G Preferred Stock at the time outstanding, voting as a single class with all other classes and series of Parity Securities having similar voting rights then outstanding, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Delaware law:

(i) any amendment, alteration or repeal (including by means of a merger, consolidation or otherwise) of any provision of the Certificate of Incorporation (including this Certificate of Designations) or the Company’s bylaws that would alter or change the rights, preferences or privileges of the Series G Preferred Stock so as to affect them adversely; or

(ii) the consummation of a binding share exchange or reclassification involving the Series G Preferred Stock or a merger or consolidation of the Company with another entity, except that Holders will have no right to vote under this provision or under Delaware law if the Company shall have complied with Section 11(e) with respect to such transaction;

provided, however, that any increase in the amount of the authorized preferred stock or any securities convertible into preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of any series of preferred stock (other than the Series F Preferred Stock) or any securities convertible into preferred stock ranking equally with and/or junior to the Series G Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon the Company’s liquidation, dissolution or winding up will not, in and of itself, be deemed to adversely affect the voting powers, preferences or special rights of the Series G Preferred Stock and, notwithstanding any provision of Delaware law, Holders will have no right to vote solely by reason of such an increase, creation or issuance.

Each holder of Series G Preferred Stock will have one vote per share on any matter on which holders of Series G Preferred Stock are entitled to vote, including any action by written consent.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of preferred stock with like voting rights (including the Series G Preferred Stock for this purpose), then only the series affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock.

(e) Notwithstanding the foregoing, Holders shall not have any voting rights if, at or prior to the effective time of the act with respect to which such vote would otherwise be required, all outstanding shares of Series G Preferred Stock shall have been converted into shares of Common Stock.

Section 13. Fractional Shares.

(a) No fractional shares of Common Stock will be issued as a result of any conversion of shares of Series G Preferred Stock.

(b) In lieu of any fractional share of Common Stock otherwise issuable in respect of any mandatory conversion pursuant to Section 8 hereof, the Company shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of the Closing Price of the Common Stock determined as of the second Trading Day immediately preceding the Mandatory Conversion Date.

(c) If more than one share of the Series G Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series G Preferred Stock so surrendered.

Section 14. Reservation of Common Stock.

(a) Following the receipt of the Stockholder Approvals, the Company shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares acquired by the Company, solely for issuance upon the conversion of shares of Series G Preferred Stock as provided in this Certificate of Designations, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series G Preferred Stock then outstanding, assuming that the Applicable Conversion Price equaled the Reference Purchase Price. For purposes of this Section 14(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series G Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b) Notwithstanding the foregoing, the Company shall be entitled to deliver upon conversion of shares of Series G Preferred Stock, as herein provided, shares of Common Stock acquired by the Company (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(c) All shares of Common Stock delivered upon conversion of the Series G Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(d) Prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion of the Series G Preferred Stock, the Company shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e) The Company hereby covenants and agrees that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all the Common Stock issuable upon conversion of the Series G Preferred Stock.

Section 15. Repurchases of Junior Securities.  For as long as the Series G Preferred Stock remains outstanding, the Company shall not redeem, purchase or acquire any of its Junior Securities, other than (i) redemptions, purchases or other acquisitions of Junior Securities in connection with any benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or stockholder stock purchase plan, (ii) conversions into or exchanges for other Junior Securities and cash solely in lieu of fractional shares of the Junior Securities, and (iii) as a result of reclassification of Junior Securities for or into other Junior Securities. The foregoing provisions shall not restrict the ability of any affiliate of the Company to engage in any market making transactions in Junior Securities in the ordinary course of business.

Section 16. Replacement Certificates.

(a) The Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Company. The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Company.

(b) The Company shall not be required to issue any certificates representing the Series G Preferred Stock on or after the Mandatory Conversion Date. In place of the delivery of a replacement certificate following the Mandatory Conversion Date, the Company, upon delivery of the evidence and indemnity described in clause (a) above, shall deliver the shares of Common Stock pursuant to the terms of the Series G Preferred Stock formerly evidenced by the certificate.

Section 17. Miscellaneous.

(a) All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed: (i) if to the Company, to its office at 1900 East Ninth Street, Cleveland, OH 44114, Attention: Treasury Department,

with a copy to the Company’s Legal Department at 1900 East Ninth Street, Cleveland, OH 44114, Attention: General Counsel, Law Department, Locator number 01-2174, or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Company, or (iii) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given.

(b) The Company shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series G Preferred Stock or shares of Common Stock or other securities issued on account of Series G Preferred Stock pursuant hereto or certificates representing such shares or securities. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series G Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series G Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

(c) No share of Series G Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated issued or granted.

(d) The shares of Series G Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.

Resolved, that all actions taken by the officers and directors of the Company or any of them in connection with the foregoing resolutions through the date hereof be, and they hereby are, ratified and approved.

In Witness Whereof, National City Corporation has caused this Certificate of Designations to be signed by Thomas A. Richlovsky, its Treasurer and Senior Vice President, and Carlton E. Langer, its Assistant Secretary, and its Corporate Seal to be hereunder affixed this 25th day of April, 2008.

National City Corporation

By:	/s/ Thomas A. Richlovsky
Thomas A. Richlovsky
Treasurer and Senior Vice President

/s/  Carlton E. Langer
Carlton E. Langer, Assistant Secretary

Annex C

FORM OF WARRANT

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN INVESTMENT AGREEMENT, DATED AS OF APRIL 20, 2008, AS AMENDED FROM TIME TO TIME, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.

AMENDED AND RESTATED WARRANT No. [●]

to purchase

[●]

Shares of Common Stock

dated as of [●], 2008

NATIONAL CITY CORPORATION
a Delaware Corporation

Issue Date: [●]

This Amended and Restated Warrant No. [●] amends and restates Warrant No. [●], issued on [●], in its entirety. Upon acceptance of this Amended and Restated Warrant No. [●], Warrant No. [●] is automatically cancelled and shall have no further force and effect. All references in this Warrant to “the date hereof” or otherwise to the date of issuance of this Warrant shall be deemed to mean [●].

1. Definitions.  Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

“Affiliate” has the meaning ascribed to it in the Investment Agreement.

“Applicable Price” means the greater of (A) the greater of the Market Price per share of outstanding Common Stock on (i) the date on which the Company issues or sells any Common Stock other than Excluded Stock and (ii) the first date of the announcement of such issuance or sale and (B) the Reference Purchase Price.

“Appraisal Procedure” means a procedure whereby two independent appraisers, one chosen by the Company and one by the Warrantholder (or if there is more than one Warrantholder, a majority in interest of Warrantholders), shall mutually agree upon the determinations then the subject of appraisal. Each party shall deliver a notice to the other appointing its appraiser within 15 days after the Appraisal Procedure is invoked. If within 30 days after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within 10 days thereafter by the mutual consent of such first two appraisers or, if such first two appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in the appraisal of the subject matter to be appraised. The decision of the third appraiser so appointed and chosen shall be given within 30 days after the selection of such third appraiser. If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive on the Company and the Warrantholder; otherwise, the average of all three determinations shall be binding and conclusive on the Company and the Warrantholder. The costs of conducting any Appraisal Procedure shall be borne by the Warrantholder requesting such Appraisal Procedure, except (A) the fees and expenses of the appraiser appointed by the Company and any other costs incurred by the Company shall be borne by the Company and (B) if such Appraisal Procedure shall result in a determination that is disparate by 5% or more from the Company’s initial determination, all costs of conducting such Appraisal Procedure shall be borne by the Company.

“Beneficially Own” or “Beneficial Owner” has the meaning ascribed to it in the Investment Agreement.

“Board of Directors” has the meaning ascribed to it in the Investment Agreement.

“Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Company’s stockholders.

“business day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or in the State of Ohio generally are authorized or required by law or other governmental actions to close.

“Capital Stock” means (A) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (B) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

“Common Stock” has the meaning ascribed to it in the Investment Agreement.

“Company” has the meaning ascribed to it in the Investment Agreement.

“Company Subsidiary” has the meaning ascribed to it in the Investment Agreement.

“Convertible Preferred Stock” shall have the meaning ascribed to it in the Investment Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Excluded Stock” means (A) shares of Common Stock issued by the Company as a stock dividend payable in shares of Common Stock, or upon any subdivision or split-up of the outstanding shares of Capital Stock in each case which is subject to Section 13(B), or upon conversion of shares of Capital Stock (but not the issuance of such Capital Stock which will be subject to the provisions of Section 13(A)), (B)(i) shares of Common Stock to be issued to directors, employees or consultants of the Company or its direct or indirect Subsidiaries pursuant to options, restricted stock units or other equity-based awards granted prior to the date of issuance of this Warrant and pursuant to options, restricted stock units or other equity based awards granted after the date of issuance of this Warrant if the exercise price per share of Common Stock on the date of such grant equals or exceeds the Market Price of a share of Common Stock on the date of such grant, and (ii) up to an aggregate of $25,000,000 of Common Stock or other equity securities and/or options or other rights in respect thereof (including shares of Common Stock upon exercise, conversion or exchange thereof) to be offered to directors, employees or consultants of the Company or its direct or indirect Subsidiaries pursuant to employee benefit plans, employment agreements or other customary compensatory plans or arrangements, (C) shares of Common Stock issued by the Company in connection with a dividend reinvestment, employee or stockholder stock purchase plan, (D) shares of Common Stock issued upon exercise of (x) this Warrant or (y) any other warrants or other agreement or instruments of the Company issued or entered into on or prior to the date hereof and disclosed in or pursuant to the Investment Agreement, pursuant to their respective terms as in effect as of the date hereof, and (E) shares of Common Stock issued upon conversion of the Capital Stock of the Company designated Contingent Convertible Perpetual Non-Cumulative Preferred Stock, Series G.

“Exercise Approvals” means the collective reference to the Stockholder Approvals and the Regulatory Approvals.

“Exercise Price” means $7.10; provided, that such amount shall be reduced by $0.50 on each six-month anniversary of the date of this Warrant if the Stockholder Approvals shall not have been obtained prior to such anniversary, up to a maximum reduction of $2.00.

“Expiration Time” has the meaning set forth in Section 3.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board of Directors, acting in good faith. If the Warrantholder does not accept the Board of Director’s calculation of fair market value and the Warrantholder and the Company are unable to agree on fair market value, the Appraisal Procedure shall be used to determine Fair Market Value.

“Fundamental Change” means the occurrence of one of the following:

(i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate Beneficial Owner of common equity of the Company representing more than 50% of the voting power of the outstanding Common Stock;

(ii) consummation of any consolidation or merger of the Company or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and the Company Subsidiaries, taken as a whole, to any Person other than one of the Company Subsidiaries, in each case pursuant to which the Common Stock will be converted into cash, securities or other property, other than pursuant to a transaction in which the Persons that Beneficially Owned, directly or indirectly, voting shares of the Company immediately prior to such transaction Beneficially Own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving Person immediately after the transaction; or

(iii) the Company’s stockholders approve and adopt a plan of liquidation or dissolution of the Company or a sale of all or substantially all of the Company’s assets.

“Governmental Entities” has the meaning ascribed to it in the Investment Agreement.

“Group” means a group as contemplated by Section 13(d)(3) of the Exchange Act.

“Investment Agreement” means the Investment Agreement, dated as of April 20, 2008, as amended from time to time, between the Company and Corsair NC Co-Invest, L.P., including all schedules and exhibits thereto.

“Market Price” means, with respect to the Common Stock, on any given day, the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Common Stock on the New York Stock Exchange on such date. If the Common Stock is not traded on the New York Stock Exchange on any date of determination, the Market Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by a nationally recognized independent investment banking firm retained by the Company for this purpose.

“Net Income Drop Away Date” has the meaning ascribed to it in the Investment Agreement.

“New Issuance Price” has the meaning set forth in Section 13(A)(i).

“Ordinary Cash Dividends” means a regular quarterly cash dividend out of surplus or net profits legally available therefor (determined in accordance with GAAP, consistently applied).

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Preliminary Fundamental Change” means, with respect to the Company, (A) the execution of a definitive agreement for a transaction or (B) the recommendation that stockholders tender in response to a tender or exchange offer, in the case of both (A) and (B), that would reasonably be expected to result in a Fundamental Change.

“Pro Rata Repurchases” means any purchase of shares of Common Stock by the Company or any Affiliate thereof pursuant to (A) any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (B) pursuant to any other offer available to substantially all holders of Common Stock, in the case of both (A) and (B), whether for cash, shares of Capital Stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property (including, without limitation, shares of Capital Stock, other securities or evidences of indebtedness of a Company Subsidiary), or any combination thereof, effected while this Warrant is outstanding; provided, however, that “Pro Rata Repurchase” shall not include any purchase of shares by the Company or any Affiliate thereof made in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act. The “Effective Date” of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

“Regulatory Approvals” with respect to the Warrantholder, means, to the extent applicable and required to permit the Warrantholder to exercise this Warrant for shares of Common Stock and to own such Common Stock without the Warrantholder being in violation of applicable law, rule or regulation, the receipt of any necessary approvals and authorizations of, filings and registrations with, notifications to, or expiration or termination of any applicable waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

“Reference Purchase Price” has the meaning ascribed to it in the Investment Agreement, subject to the adjustments described in Section 4.11(b)(5) of the Investment Agreement.

“Reset Price” has the meaning set forth in Section 13(A)(i).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Shares” has the meaning set forth in Section 2.

“Stockholder Approvals” means all stockholder approvals necessary to (A) approve the exercise of this Warrant for shares of Common Stock for purposes of Section 312.03 of the NYSE Listed Company Manual, and (B) amend the certificate of incorporation of the Company to increase the number of authorized shares of Common Stock to at least such number as shall be sufficient to permit the exercise of this Warrant for a Share.

“Subsidiary” has the meaning ascribed to it in the Investment Agreement.

“Underlying Security Price” has the meaning set forth in Exhibit A.

“Voting Securities” has the meaning provided in 12 C.F.R. §225.2(q)(1) or any successor provision.

“Warrantholder” has the meaning set forth in Section 2.

“Warrant” means this Amended and Restated Warrant, issued pursuant to the Investment Agreement.

2. Number of Shares; Exercise Price.  This certifies that, for value received, Corsair NC Co-Invest, L.P. or its permitted assigns (the “Warrantholder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole or in part, after the receipt of all applicable Exercise Approvals, up to an aggregate of [●] fully paid and nonassessable shares of Common Stock, at a purchase price per share of Common Stock equal to the Exercise Price. The number of shares of Common Stock (the “Shares”) and the Exercise Price are subject to adjustment as provided herein, and all references to “Common Stock,” “Shares” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

3. Exercise of Warrant; Term.  Subject to Section 2, to the extent permitted by applicable laws and regulations, the right to purchase the Shares represented by this Warrant is exercisable, in whole or in part by the Warrantholder, at any time or from time to time after the execution and delivery of this Warrant by the Company on the date hereof, but in no event later than 5:00 p.m., New York City time, on the fifth anniversary of the date of issuance of the Warrant (the “Expiration Time”), by (A) the surrender of this Warrant and Notice of Exercise annexed hereto, duly completed and executed on behalf of the Warrantholder, at the principal executive office of the Company in Cleveland, Ohio (or such other office or agency of the Company in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company), and (B) payment of the Exercise Price for the Shares thereby purchased at the election of the Warrantholder in one of the following manners:

(i) by tendering in cash, by certified or cashier’s check payable to the order of the Company, or by wire transfer of immediately available funds to an account designated by the Company; or

(ii) by having the Company withhold, from the shares of Common Stock that would otherwise be delivered to the Warrantholder upon such exercise, shares of Common Stock issuable upon exercise of the Warrant equal in value to the aggregate Exercise Price as to which this Warrant is so exercised based on the Market Price of the Common Stock on the trading day immediately prior to the date on which this Warrant is exercised and the Notice of Exercise is delivered to the Company pursuant to this Section 3.

If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder will be entitled to receive from the Company within a reasonable time, and in any event not exceeding three business days, a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised. Notwithstanding anything in this Warrant to the contrary, the Warrantholder hereby acknowledges and agrees that its exercise of this Warrant for Shares is subject to the condition that the Company will have first received the Stockholder Approvals and the Warrantholder will have first received any applicable Regulatory Approvals.

4. Issuance of Shares; Authorization; Listing.  Certificates for Shares issued upon exercise of this Warrant will be issued in such name or names as the Warrantholder may designate and will be delivered to such named Person or Persons within a reasonable time, not to exceed three business days after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant. The Company hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 will, upon receipt of the Shareholder Approvals, be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder, except as otherwise provided herein, income and franchise taxes incurred in connection with the exercise of the Warrant or taxes in respect of any transfer occurring contemporaneously therewith). The Company agrees that the Shares so issued will be deemed to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Company in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date. Subject to receipt of the Stockholder Approvals, the Company will at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of shares of Common Stock issuable upon exercise of this Warrant. The Company will (A) procure, at its sole expense, the listing of the Shares and other securities issuable upon exercise of this Warrant, subject to issuance or notice of issuance, on all stock exchanges on which the Common Stock are then listed or traded and (B) maintain such listings of such Shares at all times after issuance. The Company will use reasonable best efforts to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares are listed or traded. Before taking any action which would cause an adjustment pursuant to Section 13 to reduce the Exercise Price below the then par value (if any) of the Common Stock, the Company shall take any and all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at the Exercise Price as so adjusted.

5. No Fractional Shares or Scrip.  No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of this Warrant. In lieu of any fractional Share to which the Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment equal to the Market Price of the Common Stock on the last trading day preceding the date of exercise less the Exercise Price for such fractional share.

6. No Rights as Stockholders; Transfer Books.  This Warrant does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company prior to the date of exercise hereof. The Company will at no time close its transfer books against transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant.

7. Charges, Taxes and Expenses.  Issuance of certificates for Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

8. Transfer/Assignment.

(A) Subject to compliance with clauses (B) and (D) of this Section 8, without obtaining the consent of the Company to assign or transfer this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of one or more transferees, upon surrender of this Warrant, duly endorsed, to the office or agency of the Company described in Section 2. All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 8 shall be paid by the Company.

(B) Notwithstanding the foregoing, this Warrant and any rights hereunder, and any Shares issued upon exercise of this Warrant, shall be subject to the applicable restrictions as set forth in Section 4.2 of the Investment Agreement.

(C) If and for so long as required by the Investment Agreement, this Warrant Certificate shall contain a legend as set forth in Section 4.4 of the Investment Agreement.

(D) Prior to the receipt of the Exercise Approvals, the holder may only transfer this Warrant (i) to the Company; (ii) in a widely distributed public offering; (iii) to a person that is acquiring at least a majority of the Voting Securities of the Company (excluding the shares of Common Stock issuable upon exercise of the Warrant) or (iv) to persons that the holder reasonably believes would not own more than 2% of the Common Stock or any class of the Company’s Voting Securities after such transfer.

9. Exchange and Registry of Warrant.  This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the Company, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares. The Company shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

10. Loss, Theft, Destruction or Mutilation of Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of a bond, indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the

Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

11. Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding day that is a business day.

12. Rule 144 Information.  The Company covenants that it will use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Warrantholder, make publicly available such information as necessary to permit sales pursuant to Rule 144 or Regulation S under the Securities Act), and it will use reasonable best efforts to take such further action as any Warrantholder may reasonably request, in each case to the extent required from time to time to enable such holder to sell the Warrants without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 or Regulation S under the Securities Act, as such rules may be amended from time to time, or (B) any successor rule or regulation hereafter adopted by the SEC. Upon the written request of any Warrantholder, the Company will deliver to such Warrantholder a written statement that it has complied with such requirements.

13. Adjustments and Other Rights.  The Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided, that no single event shall cause an adjustment under more than one subsection of this Section 13 so as to result in duplication:

(A) Common Stock Issued at Less than the Reference Purchase Price.

(i) If, from the date hereof and prior to the earlier of (x) the third anniversary of the date hereof, and (y) the Net Income Drop Away Date, (A) the Company issues or sells, or agrees to issue or sell, in the aggregate more than $300 million of Common Stock (or other securities that are convertible into or exchangeable or exercisable for, or are otherwise linked to, Common Stock) other than Excluded Stock at a purchase (or reference, implied, conversion, exchange or comparable) price (the “New Issuance Price”) per share less than the Applicable Price (a “Reset Issuance”), or (B) there occurs any Fundamental Change in which the Underlying Security Price (the greater of (x) $2.50 and (y) the New Issuance Price or the Underlying Security Price, as applicable, is referred to as the “Reset Price”) is less than the Applicable Price, then the Exercise Price in effect immediately prior to each such issuance or sale will immediately be reduced to the Reset Price. In such event, the number of Shares issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the issuance or sale giving rise to this adjustment, by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. For the avoidance of doubt, no increase to the Exercise Price or decrease in the number of Shares issuable upon exercise of this Warrant shall be made pursuant to this Section 13(A)(i).

(ii) For the purposes of any adjustment of the Exercise Price and the number of Shares issuable upon exercise of this Warrant pursuant to this Section 13(A), the following provisions shall be applicable:

(1) In the case of the issuance or sale of equity or equity-linked securities for cash, the amount of the consideration received by the Company shall be deemed to be the amount of the gross cash proceeds received by the Company for such securities before deducting therefrom any discounts or commissions allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

(2) In the case of the issuance or sale of equity or equity-linked securities (other than upon the conversion of shares of Capital Stock or other securities of the Company) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the Fair Market Value thereof, before deducting therefrom any discounts or commissions allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

(3) In the case of the issuance of (i) options, warrants or other rights to purchase or acquire equity or equity-linked securities (whether or not at the time exercisable) or (ii) securities by their terms convertible into or exchangeable for equity or equity-linked securities (whether or not at the time so convertible or exchangeable) or options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

(a) The aggregate maximum number of securities deliverable upon exercise of such options, warrants or other rights to purchase or acquire equity or equity-linked securities shall be deemed to have been issued at the time such options, warrants or rights are issued and for a consideration equal to the consideration (determined in the manner provided in Section 13(A)(i)), if any, received by the Company upon the issuance or sale of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the equity or equity-linked securities covered thereby.

(b) The aggregate maximum number of shares of equity or equity-linked securities deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration (in each case, determined in the manner provided in Section 13(A)(i) and (ii)), if any, to be received by the Company upon the conversion or exchange of such securities, or upon the exercise of any related options, warrants or rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof.

(c) On any change in the number of shares of equity or equity-linked securities deliverable upon exercise of any such options, warrants or rights or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Company upon such exercise, conversion or exchange, but excluding changes resulting from the anti-dilution provisions thereof (to the extent comparable to the anti-dilution provisions contained herein), the Exercise Price and the number of Shares issuable upon exercise of this Warrant as then in effect shall forthwith be readjusted to such Exercise Price and number of Shares as would have been obtained had an adjustment been made upon the issuance or sale of such options, warrants or rights not exercised prior to such change, or of such convertible or exchangeable securities not converted or exchanged prior to such change, upon the basis of such change.

(d) On the expiration or cancellation of any such options, warrants or rights (without exercise), or the termination of the right to convert or exchange such convertible or exchangeable securities (without conversion or exchange), if the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall have been adjusted upon the issuance or sale thereof, the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall forthwith be readjusted to such Exercise Price and number of Shares as would have been obtained had an adjustment been made upon the issuance or sale of such options, warrants, rights or such convertible or exchangeable securities on the basis of the issuance of only the number of shares of Common Stock actually issued (or that remain issuable) upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such convertible or exchangeable securities.

(e) If the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall have been adjusted upon the issuance or sale of any such options, warrants, rights or convertible or exchangeable securities and upon any subsequent events described in this Section 13(A), no further adjustment of the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof.

(B) Stock Splits, Subdivisions, Reclassifications or Combinations.  If the Company shall (i) declare and pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder after such date shall be entitled to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to this Warrant after such date had this Warrant been exercised immediately prior to such date. In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, subdivision, combination or reclassification giving rise to this adjustment by (y) the new number of Shares issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence.

(C) Other Distributions.  In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock (i) of shares of any class other than its Common Stock, (ii) of evidence of indebtedness of the Company or any Company Subsidiary, (iii) of assets (excluding Ordinary Cash Dividends, and dividends or distributions referred to in Section 13(B)), or (iv) of rights or warrants, in each such case, the Exercise Price in effect prior to such record date thereto shall be reduced immediately thereafter to the price determined by multiplying the Exercise Price in effect immediately prior to the reduction by the quotient of (x) the Market Price of the Common Stock on the last trading day preceding the first date on which the Common Stock trades regular way on the New York Stock Exchange without the right to receive such distribution, minus the Fair Market Value of the shares or evidences of indebtedness or assets or rights or warrants to be so distributed in respect of one share of Common Stock and (y) such Market Price on such date specified in clause (x); such adjustment shall be made successively whenever such a record date is fixed. In such event, the number of Shares issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the distribution giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. In the event that such distribution is not so made, the Exercise Price and the number of Shares issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidences of indebtedness, assets, rights or warrants, as the case may be, to the Exercise Price that would then be in effect and the number of Shares that would then be issuable upon exercise of this Warrant if such record date had not been fixed.

(D) Certain Repurchases of Common Stock.  In case the Company effects a Pro Rata Repurchase of Common Stock, then the Exercise Price shall be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to the effective date of such Pro Rata Repurchase by a fraction of which the numerator shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Market Price of a share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (i) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Common Stock so repurchased and (ii) the Market Price per share of Common Stock on the trading day immediately preceding the first public announcement of such Pro Rata Repurchase. In such event, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence.

(E) Business Combinations.  Subject to Section 14 of this Warrant, in case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 13(B)), the Warrantholder’s right to receive Shares upon exercise of this Warrant shall be converted into the right to exercise this Warrant to acquire the number of shares of stock or other securities or property (including cash) which the Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to the Warrantholder’s right to exercise this Warrant in exchange for any shares of stock or other securities or property pursuant to this paragraph. In determining the kind and amount of stock, securities or the property receivable upon exercise of this Warrant following the consummation of such Business Combination, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the Warrantholder shall have the right to make a similar election upon exercise of this Warrant with respect to the number of shares of stock or other securities or property which the Warrantholder will receive upon exercise of this Warrant.

(F) Rounding of Calculations; Minimum Adjustments.  All calculations under this Section 13 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 13 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Common Stock, or more.

(G) Timing of Issuance of Additional Common Stock Upon Certain Adjustments.  In any case in which the provisions of this Section 13 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Warrantholder of this Warrant exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount of cash in lieu of a fractional share of Common Stock; provided, however, that the Company upon request shall deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(H) Adjustment for Unspecified Actions.  If the Company takes any action affecting the Common Stock, other than actions described in this Section 13, which in the opinion of the Board of Directors would materially and adversely affect the exercise rights of the Warrantholder, the Exercise Price for the Warrant and/or the number of Shares received upon exercise of the Warrant shall be adjusted for the Warrantholder’s benefit, to the extent permitted by law, in such manner, and at such time, as such Board of Directors after consultation with the Warrantholder shall reasonably determine to be equitable in the circumstances. Failure of the Board of Directors to provide for any such adjustment will be evidence that the Board of Directors has determined that it is equitable to make no such adjustments in the circumstances.

(I) Statement Regarding Adjustments.  Whenever the Exercise Price or the number of Shares into which this Warrant is exercisable shall be adjusted as provided in Section 13, the Company shall forthwith file at the principal office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Shares into which this Warrant shall be exercisable after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each Warrantholder at the address appearing in the Company’s records.

(J) Notice of Adjustment Event.  In the event that the Company shall propose to take any action of the type described in this Section 13 (but only if the action of the type described in this Section 13 would result in an adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Company shall give notice to the Warrantholder, in the manner set forth in Section 13(I), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(K) No Impairment.  The Company will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder.

(L) Proceedings Prior to Any Action Requiring Adjustment.  As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 13, the Company shall take any action which may be necessary, including obtaining regulatory, New York Stock Exchange or stockholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock that the Warrantholder is entitled to receive upon exercise of this Warrant pursuant to this Section 13.

(M) Adjustment Rules.  Any adjustments pursuant to this Section 13 shall be made successively whenever an event referred to herein shall occur. If an adjustment in Exercise Price made hereunder would reduce the Exercise Price to an amount below par value of the Common Stock, then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Common Stock.

14. Fundamental Change.  Upon the occurrence of a Preliminary Fundamental Change or Fundamental Change, and by delivering written notice thereof to the Company, the Warrantholder may cause the Company to purchase any Warrant, in whole or in part, acquired hereunder that the Warrantholder then holds, at the higher of (i) the Fair Market Value of the Warrant and (ii) a valuation based on a computation of the option value of the Warrant using Black-Scholes calculation methods and making the assumptions described in the Black-Scholes methodology described in Exhibit A. Payment by the Company to the Warrantholder of such purchase price shall be due upon the occurrence of the Fundamental Change, subject to the mechanics described in the last paragraph of Exhibit A. At the election of the Company, all or any portion of such purchase price may be paid in cash or shares of Common Stock valued at the Market Price of a share of Common Stock as of (A) the last trading day prior to the date on which this payment occurs or (B) the first date of the announcement of such Preliminary Fundamental Change or Fundamental Change (whichever is less), so long as such payment does not cause either (i) the Company to fail to comply with applicable New York Stock Exchange requirements or the requirements of any other Governmental Entities or (ii) the Warrantholder to own 25% or more of the Company’s outstanding Common Shares or otherwise be in violation of the ownership limitations of the Bank Holding Company Act of 1956 and the rules and regulations promulgated thereunder or any other federal banking laws or regulations promulgated thereunder. To the extent that a payment in Common Shares would cause the Company to fail to comply with New York Stock Exchange rules or result in the Warrantholder being in violation of such limitations, once the maximum number of Common Shares that would not result in the contravention of such rules has been paid, the remainder of such purchase price may be paid, at the option of the Company and provided the issuance of securities would not cause the Warrantholder to be in violation of such limitations, in the form of cash or equity securities of the Company having a Fair Market Value on a fully-distributed basis equal to the value (determined as provided above) of the Common Shares that would have been issued to the Warrantholder in the absence of the limitation described in this sentence. The Company agrees that it will not take any action resulting in a Preliminary Fundamental Change or Fundamental Change in the absence of definitive documentation providing for such election right of the Warrantholder pursuant to this Section 14. Following a Preliminary Fundamental Change, the Warrantholder shall not be restricted from engaging in any hedging or derivative program reasonably necessary in the opinion of the Warrantholder to secure the option value of this Warrant so adjusted. For the avoidance of doubt, it is understood and agreed that (i) the reference to ‘equity securities’ in this Section 14 includes preferred stock and (ii), if the Company were to elect to issue preferred stock in satisfaction of its obligations under this Section 14, it could do so in the form of depositary shares for one or more shares of preferred stock as determined by it in its discretion but subject to Section 4.12(e) of the Investment Agreement.

15. Exchange for Convertible Preferred Stock.  At any time after September 30, 2008 but prior to the receipt of the Exercise Approvals, the Warrantholder may cause the Company to exchange this Warrant for a number of shares of Convertible Preferred Stock equal to the quotient of (i) the value of this Warrant based on the higher of (A) the Fair Market Value of the Warrant and (B) a computation of the option value of the Warrant using the Black-Scholes calculation methods and making the assumptions described in the Black-Scholes methodology described in Exhibit A and (ii) the lower of (A) $100,000 or (B) the Fair Market Value of a share of Convertible Preferred Stock, provided that the Company shall pay cash to the Warrantholder in lieu of any fractional shares of Convertible Preferred Stock. The Company will at all times reserve and keep available, out of its authorized preferred stock, a sufficient number of shares of preferred stock for the purpose of providing for the exchange of this Warrant for shares of Convertible Preferred Stock. Notwithstanding the foregoing, the number of Convertible Preferred Stock issuable to the Warrantholder upon such exchange will be limited to the maximum number of such shares of Convertible Preferred Stock as would not, assuming the conversion such shares of Convertible Preferred Stock into shares of Common Stock as provided by the terms of the Convertible Preferred Stock, result in the Warrantholder having Beneficial Ownership of 10% or more of the outstanding shares of a class of Voting Securities of the Company. It is understood and agreed that, in lieu of delivering shares of Convertible Preferred Stock pursuant to this Section 15, the Company may deliver depositary shares for shares of a new series of preferred stock having rights, preferences and privileges identical to the Convertible Preferred Stock; provided, however, that, unless otherwise agreed in writing by Purchaser, the Company may deliver depositary shares as provided in this sentence only if the Company’s certificate of incorporation has theretofore been amended to permit shares of preferred stock to be voted in proportion to their respective liquidation preferences so that the voting rights of a holder of a single depositary share for such new series of preferred stock shall be substantially identical to the voting rights of a holder of a single share of Convertible Preferred Stock.

15A. Limitation on Issuance Obligations.  This Warrant (which, for the avoidance of doubt, includes all successor Warrants issued from and after May 3, 2008 under Section 8, 9 or 10 of this Warrant or any predecessor or successor Warrant issued from and after May 3, 2008, taken together) is subject to Section 4.12 of the Investment Agreement.

16. Governing Law.  This Warrant shall be binding upon any successors or assigns of the Company. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State (except to the extent that mandatory provisions of Delaware law are applicable). The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the Borough of

Manhattan, State of New York for any actions, suits or proceedings arising out of or relating to this Warrant and the transactions contemplated hereby.

17. Attorneys’ Fees.  In any litigation, arbitration or court proceeding between the Company and the Warrantholder as the holder of this Warrant relating hereto, the prevailing party shall be entitled to reasonable attorneys’ fees and expenses incurred.

18. Amendments.  This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Warrantholder.

19. Notices.  All notices hereunder shall be in writing and shall be effective (A) on the day on which delivered if delivered personally or transmitted by facsimile with evidence of receipt, (B) one business day after the date on which the same is delivered to a nationally recognized overnight courier service with evidence of receipt, or (C) five business days after the date on which the same is deposited, postage prepaid, in the U.S. mail, sent by certified or registered mail, return receipt requested, and addressed to the party to be notified at the address indicated below for the Company, or at the address for the Warrantholder set forth in the registry maintained by the Company pursuant to Section 9, or at such other address and/or telecopy or telex number and/or to the attention of such other Person as the Company or the Warrantholder may designate by ten-day advance written notice.

If to the Company, to:

National City Corporation
1900 East Ninth Street
Cleveland, OH 44114
Law Department
Locator number 01-2174
Attn: General Counsel
Telephone: (216) 222-2978
Fax: (216) 222-2336

with a copy to (which copy alone shall not constitute notice):

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004

Attn:	H. Rodgin Cohen
Donald J. Toumey
Telephone: (212) 558-4000
Fax: (212) 558-3588

and

Jones Day
North Point
901 Lakeside Avenue
Cleveland, Ohio 44114
Attn: Lyle G. Ganske
Christopher J. Hewitt
Telephone: Telephone: (216) 586-3939
Fax: (216) 579-0212

20. Prohibited Actions.  The Company agrees that it will not take any action which would entitle the Warrantholder to an adjustment of the Exercise Price if the total number of shares of Common Stock issuable after such action upon exercise of this Warrant, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise of all outstanding options, warrants, conversion and other rights, would exceed the total number of shares of Common Stock then authorized by its certificate of incorporation.

21. Entire Agreement.  This Warrant and the forms attached hereto, and the Investment Agreement, contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Amended and Restated Warrant to be duly executed by a duly authorized officer.

Dated:

NATIONAL CITY CORPORATION

By:
Name:

Title:

Attest:

By:
Name:

Title:

[Signature Page to Amended and Restated Warrant]

[Form Of Notice Of Exercise]

Date:

TO: National City Corporation

RE: Election to Subscribe for and Purchase Common Stock

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the Common Stock set forth below covered by such Warrant. The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock in the manner set forth below. A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, if any, should be issued in the name set forth below. If the new warrant is being transferred, an opinion of counsel is attached hereto with respect to the transfer of such warrant.

Number of Shares of Common Stock:

Method of Payment of Exercise Price (note if cashless exercise pursuant to Section 3(ii) of the Warrant):

Name and Address of Person to be
Issued New Warrant:

Holder:
By:
Name:
Title:

[Form of Notice of Exercise]

EXHIBIT A

Black-Scholes Assumptions

For the purpose of this Exhibit A:

“Acquiror” means (A) the third party that has entered into definitive document for a transaction, or (B) the offeror in the event of a tender or exchange offer, which could reasonably result in a Fundamental Change upon consummation.

Underlying Security Price:
• In the event of a merger or acquisition, (A) in the event of an “all cash” deal, the cash per share offered to the Company’s stockholders by the Acquiror; (B) in the event of an “all stock” deal, (1) in the event of a fixed exchange ratio transaction, the product of (i) the average of the Market Price of the Acquiror’s common stock for the ten trading day period ending on the day preceding the date of the Preliminary Fundamental Change and (ii) the number of Acquiror’s shares being offered for one share of Common Stock and (2) in the event of a fixed value transaction, the value offered by the Acquiror for one share of Common Stock; (C) in the event of a transaction contemplating various forms of consideration for each share of Common Stock, the cash portion, if any, shall be valued as clause (A) above and the stock portion shall be valued as clause (B) above and any other forms of consideration shall be valued by the Board of Directors of the Company in good faith, without applying any discounts to such consideration.

• In the event of all other Fundamental Change events, the average of the Market Price of the Common Stock for the ten trading day period beginning on the date of the Preliminary Fundamental Change.

• In the event of an exchange for Convertible Preferred Stock pursuant to Section 15 of the Warrant, the average of the Market Price of the Common Stock for the five trading day period ending on the trading day prior to the date on which this Warrant and the Notice of Exercise are delivered to the Company.

Exercise Price:	The Exercise Price as adjusted and then in effect for the Warrant.

Dividend Rate:	The Company’s annualized dividend yield as of (i) the date of the Preliminary Fundamental Change in the event of a Fundamental Change or (ii) the trading day prior to the date on which this Warrant and the Notice of Exercise are delivered to the Company in the event of an exchange for Convertible Preferred Stock (the “Reference Date”).

Interest Rate:	The applicable U.S. 5 year treasury note risk free rate as of the Reference Date.

Model Type:	Black-Scholes

Exercise Type:	American

Put or Call:	Call

Trade Date:	The Reference Date

Expiration Date:	Expiration Time

Settle Date:	The Reference Date

Exercise Delay:	0

Volatility:	The average daily volatility over the previous six months for the Common Stock as listed by Bloomberg L.P., as of the Reference Date

Such valuation of the Warrant based on the Black-Scholes methodology shall not be discounted in any way. If the Warrantholder disputes such Black-Scholes valuation pursuant to this Exhibit A as calculated by the Company, the Company and the Warrantholder will choose a mutually-agreeable firm to compute the valuation of the Warrant using the guidelines above, and such valuation shall be final. The fees and expenses of such firm shall be borne equally by the Company and the Warrantholder.

The Company covenants that it will not close a Fundamental Change transaction or otherwise facilitate the closing of a tender or exchange offer as referenced above until giving the Warrantholder at least five business days to sell or distribute the Common Stock to be received in an exchange and will cooperate with the Warrantholder to ensure that there is an effective registration statement available to facilitate such a sale during such five Business Day period or an effective opportunity is provided in the case of a tender or exchange offer as referenced above to tender such shares in to the offer.

NATIONAL CITY CORPORATION
c/o National City Bank
Shareholder Services Operations
Locator 5352
P. O. Box 94509
Cleveland, OH 44101-4509

V O T E   B Y   T E L E P H O N E

Have your proxy card available when you call the Toll-Free number 1-888-693-8683 using a touch-tone telephone and follow the simple instructions to record your vote.

V O T E   B Y   I N T E R N E T

Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote.

V O T E   B Y   M A I L

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: National City Bank, P.O. Box 535600, Pittsburgh, PA 15253-9931.

Vote by Telephone
Call Toll-Free using a
Touch-Tone phone:
1-888-693-8683

Vote by Internet
Access the Website and
Cast your vote:
www.cesvote.com

Vote by Mail
Return your proxy
in the Postage-paid
envelope provided

Vote 24 hours a day, 7 days a week!
Your telephone or Internet vote must be received by 6:00 a.m. eastern daylight time
on [            ], 2008 to be counted in the final tabulation.
If you vote by mail, your proxy must be received prior to the Special Meeting to be counted in the final tabulation.
If you vote by telephone or Internet, please do not send your proxy by mail.
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to Be Held on [            ], 2008 — National City Corporation’s Proxy Statement for the Special Meeting is available at National City’s website at www.nationalcity.com.

è

Proxy must be signed and dated below.
ê Please fold and detach card at perforation before mailing. ê

NATIONAL CITY CORPORATION	PROXY
This proxy is solicited on behalf of the Board of Directors for the Special Meeting of Stockholders on [            ], 2008
The undersigned stockholder of National City Corporation hereby appoints Thomas A. Richlovsky and David L. Zoeller and each of them, with power of substitution, proxies for the undersigned to vote all the shares of Common Stock of National City which the undersigned is entitled to vote at the Special Meeting of Stockholders of National City to be held on [ ___], 2008 and any adjournment thereof as follows and in their discretion to vote and act upon such other business as may properly come before the meeting. The Board of Directors recommends a vote FOR proposal 1 and FOR proposal 2.
UNLESS OTHERWISE INDICATED, THE PROXIES ARE INSTRUCTED TO VOTE FOR PROPOSALS 1 AND 2.

Signature(s)

Signature(s)

Date:	, 2008

Please sign exactly as shown hereon. When signing as a fiduciary or on behalf of a corporation, bank, trust company or other similar entity, your title of capacity should be shown.

ê Please fold and detach card at perforation before mailing.ê

NATIONAL CITY CORPORATION	PROXY
Please indicate how you wish your shares to be voted. Unless otherwise indicated, the proxies will vote FOR proposal 1 and FOR proposal 2.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSALS 1 AND 2.
1.	Approve an amendment to National City’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 1,400,000,000 to 5,000,000,000 (and, correspondingly, increase the total number of authorized shares of capital stock from 1,405,000,000 to 5,005,000,000)

☐ FOR	☐ AGAINST	☐ ABSTAIN
2.	Approve the conversion of the Contingent Convertible Perpetual Non-Cumulative Preferred Stock, Series G into National City common stock, the exercise of warrants to purchase National City common stock and other potential equity issuances contemplated by agreements relating to the equity investment transactions

☐ FOR	☐ AGAINST	☐ ABSTAIN
IMPORTANT—THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE